EXECUTION VERSION

LOAN PORTFOLIO SALE AND PURCHASE AGREEMENT

dated as of July 16, 2008

among

AMERITRANS CAPITAL CORPORATION,

ELK ASSOCIATES FUNDING CORPORATION,

MEDALLION BANK

AND

MEDALLION FINANCIAL CORP.

LEGAL_US_E # 79399873.11

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

1

ARTICLE 2

PURCHASE AND SALE OF LOAN PORTFOLIO

6

2.1

Purchase and Sale of Loan Portfolio; Excluded Loans; Assumed Obligations; Excluded Obligations; Schedule of Acquired Loans; Obligations of the Parties  6

2.2

Closing

9

2.3

Purchase Price; Payment at Closing; Deposit; Post-Closing Adjustments to Purchase Price; Adjustments and Allocations with respect to Payments on Acquired Loans  9

2.4

Assignments and Endorsements

12

2.5

Survival of Responsibilities

14

2.6

Reimbursement for Use of Seller’s Employees

14

2.7

True Sale; Security Agreement

15

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

15

3.1

Seller Parties’ Representations and Warranties

15

3.2

Disclaimers

20

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

20

4.1

Buyer Parties’ Representations and Warranties

20

ARTICLE 5

COVENANTS OF SELLER PARTIES AND BUYER PARTIES

21

5.1

General

21

5.2

Proxy Statement

21

5.3

Governmental and Third-Party Consents

22

5.4

Tax Matters

22

5.5

Confidentiality

23

5.6

Non-Competition

23

5.7

Conduct of Business Prior to Closing

25

5.8

Expenses

25

5.9

Additional Seller’s Covenants to Buyer

25

5.10

Additional Buyer’s Covenants to Seller

27

ARTICLE 6

CONDITIONS TO CLOSING AND TERMINATION

27

LEGAL_US_E # 79399873.11	-i-

TABLE OF CONTENTS

(continued)

Page

6.1

Conditions to Closing

27

6.2

Termination

29

ARTICLE 7

BUYER PRE-CLOSING REMEDY

30

7.1

Pre-Closing Remedy

30

ARTICLE 8

INDEMNIFICATION….

30

8.1

Seller Parties’ Indemnification Obligations

30

8.2

Buyer Parties’ Indemnification Obligations

31

8.3

Obligation to Mitigate Losses

31

8.4

Tax Consequences of Indemnification

31

8.5

Procedures

31

8.6

Limitations on Indemnification

32

8.7

Survival of Indemnification Obligations

33

8.8

Exclusive Remedy

33

ARTICLE 9

MISCELLANEOUS PROVISIONS

33

9.1

Notices

33

9.2

Severability

34

9.3

Governing Law

34

9.4

Assignments; Binding Effect

34

9.5

Survival

34

9.6

Entire Agreement; Amendments

35

9.7

Counterparts; Facsimile; PDF

35

9.8

Announcements

35

9.9

Waiver of Jury Trial

35

9.10

Consent to Jurisdiction

35

9.11

No Third Party Beneficiary

36

9.12

Headings; References; Interpretation

36

9.13

Waiver

36

9.14

Currency Designation

36

LEGAL_US_E # 79399873.11	-ii-

LOAN PORTFOLIO SALE AND PURCHASE AGREEMENT (the “Agreement”), dated as of July 16, 2008, by and among Ameritrans Capital Corporation, a Delaware corporation (“Ameritrans”), Elk Associates Funding Corporation (“Seller”), a New York corporation licensed as a Small Business Investment Company by the United States Small Business Administration (the “SBA”) and a wholly owned subsidiary of Ameritrans, Medallion Financial Corp., a Delaware corporation (“MFC”) and Medallion Bank, a Utah industrial bank and a wholly owned subsidiary of MFC (“Buyer”).

PRELIMINARY STATEMENTS

Capitalized terms used herein have the meanings set forth or referred to in Article 1 hereof.

Seller owns the Loan Portfolio and desires to sell and transfer the Loan Portfolio to Buyer, and Buyer desires to purchase the Loan Portfolio.

Accordingly, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated below:

“Acquired Loan” means each loan made by Seller that is a Medallion Loan.

“Adjustment Schedule” has the meaning given such term in Section 2.3.4(b) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” means this Loan Portfolio Sale and Purchase Agreement, among Ameritrans, Seller, on the one hand, and MFC and Buyer, on the other hand, including all Schedules and Exhibits attached hereto and referenced herein and any written amendments hereto.

“Allocated Purchase Price” means, with respect to each Acquired Loan, the portion of the Purchase Price allocated to such Acquired Loan in accordance with Section 2.3.2(a) of this Agreement.

“Allocation” has the meaning given such term in Section 5.4.1 of this Agreement.

“Ameritrans” has the meaning given such term in the preamble to this Agreement.

“Ameritrans Stockholders Meeting” has the meaning given such term in Section 5.9.2 of this Agreement.

“Assumed Obligations” has the meaning given such term in Section 2.1.3(a) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Salt Lake City, Utah are authorized or obligated by law or executive order to be closed.

“Buyer” has the meaning given such term in the preamble to this Agreement.

“Buyer Indemnified Party” and “Buyer Indemnified Parties” have the meanings given such term in Section 8.1.1 of this Agreement.

“Buyer Parties” means Buyer and MFC.

“Closing” means the payment of the Purchase Price for the Loan Portfolio in accordance with Section 2.3 of this Agreement by Buyer and the delivery of the Closing Documents by Buyer and Seller.

“Closing Date” means the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 of this Agreement (other than those conditions that by their terms are to be satisfied at the Closing), which is the date on which the Closing occurs.

“Closing Date Payment Amount” has the meaning given such term in Section 2.3.2(b) of this Agreement.

“Closing Documents” means the documents required to be delivered under the terms of this Agreement at the Closing by Seller and Buyer, including (i) the bill of sale, (ii) any notes endorsed by Seller as set forth in Section 2.4.4, and (iii) any further assignments or other documents as Buyer or Seller deem necessary or appropriate pursuant to this Agreement for the legal transfer to Buyer of Seller’s right, title and interest in and to the Loan Portfolio, all of which must be in form and substance reasonably acceptable to Seller and Buyer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, with respect to any Acquired Loan, any personal or real property securing such Acquired Loan under the Loan Agreement or related Loan Documents for such Acquired Loan, including, without limitation, any taxicab medallions and related assets.

“Confidentiality Agreement” has the meaning given such term in Section 5.5 of this Agreement.

“Deposit” has the meaning given such term in Section 2.3.3 of this Agreement.

“Encumbrances” means any mortgage, security interest, lien, pledge, claim, charge, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any attribute of ownership of any asset, or other encumbrance.

“Escrow Agent” means Stursberg and Associates, LLC.

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, Buyer and Seller.

“Excluded Loans” has the meaning given such term in Section 2.1.2 of this Agreement.

“Excluded Obligations” has the meaning given such term in Section 2.1.3(b) of this Agreement.

“Final Closing Date Statement” has the meaning given such term in Section 2.3.4(a) of this Agreement.

“Final Purchase Price” has the meaning given such term in Section 2.3.4(a) of this Agreement.

“Governmental Entity” means a federal, state or other governmental, regulatory or administrative agency, court, department, commission, board, bureau, or other authority or instrumentality, domestic or foreign.

“Granoff Employment Agreement” has the meaning given such term in Section 5.6.3 of this Agreement.

“Indemnified Party” means any Buyer Indemnified Party or Seller Indemnified Party.

“Indemnifying Party” has the meaning given such term in Section 8.5.1 of this Agreement.

“Independent Auditor” has the meaning given such term in Section 2.3.4(a) of this Agreement.

“Knowledge” means (a) with respect to any Seller Party, the actual knowledge of the officers and employees of such Seller Party, and (b) with respect to any Buyer Party, the actual knowledge of the officers and employees of such Buyer Party, in each case after due and reasonable inquiry.

 “Loan Agreement” means, with respect to any Acquired Loan, the loan agreement (or loan and security agreement) relating to such Acquired Loan.

“Loan Documents” means, with respect to any Acquired Loan, (a) the Loan Agreement for such Acquired Loan and any and all promissory notes, collateral security agreements, mortgages, UCC-1 financing statements and evidence of ownership of a taxi medallion from the applicable regulatory authority and, to the extent applicable to any Acquired Loan, (b) any guaranties, assignments, pledges, cross-default and cross-collateralization agreements, lien priority agreements, intercreditor agreements, participation agreements, broking arrangements, servicing arrangements, and any other agreements, documents or instruments evidencing a payment obligation under, or providing security or any other credit enhancement for, such Acquired Loan, and all amendments, modifications, renewals, extensions, rearrangements and substitutions with respect to any of the foregoing.

“Loan Files” means, with respect to any Acquired Loan, the Loan Documents and all other credit, documentation and transaction files of Seller relating to such Acquired Loan, which files (a) shall include all credit files, disbursement letters, SBA forms, correspondence and (b) may include general credit information, credit records, customer identification, tax returns (to the extent received from Obligors), payment histories, lien searches, appraisals, property insurance policies, evidence of OFAC compliance, title insurance policies or attorney’s title opinions, and other related records or documents, but shall exclude Seller’s privileged or confidential communications between Seller and its legal counsel.

“Loan Portfolio” means, collectively, (i) each Acquired Loan, (ii) the Loan Documents, (iii) the Collateral, (iv) the Loan Files, and (v) all other rights, title and interests of Seller in and to the Acquired Loans and related Loan Files.

“Losses” means all losses, causes of action, liabilities, claims, demands, obligations, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees and expenses.

“LTV” has the meaning given such term in Section 2.1.2(d) of this Agreement.

“MFC” has the meaning given such term in the preamble to this Agreement.

“Medallion Loan” means each loan made by Seller and identified on Schedule A hereto, as such schedule may be amended pursuant to Section 2.1.4 of this Agreement.

“Objection Period” has the meaning given such term in Section 2.3.4(a) of this Agreement.

“Obligor” means each Person who is now or hereafter liable for the full or partial payment or performance of any Acquired Loan, whether such obligation is direct, indirect, primary, secondary, joint or several.

 “Parties” means Buyer and MFC, on the one hand, and Seller and Ameritrans, on the other hand, as parties to this Agreement.

“Person” means, any individual, corporation (including non-profit corporation), general or limited partnership, limited liability company, joint venture,

association, joint stock company, trust, estate, unincorporated organization, government or agency or political subdivision thereof or other entity.

“Preliminary Closing Date Statement” has the meaning given such term in Section 2.3.2(a) of this Agreement.

“Proxy Statement” has the meaning given such term in Section 5.2.1 of this Agreement.

“Repurchase Objection Period” has the meaning given such term in Section 2.3.4(b) of this Agreement.

“Repurchase Objection Statement” has the meaning given such term in Section 2.3.4(b) of this Agreement.

“Required Stockholder Vote” has the meaning given such term in Section 3.1.10 of this Agreement.

“Restricted Activity” means, directly or indirectly, the business of making or purchasing loans or otherwise extending credit related to the financing of taxicab medallions or related assets in the Restricted Markets; provided, however, that this definition shall expressly exclude the brokering of loans solely to Buyer and for which the Persons liable for the full or partial payment or performance of such loans are not Obligors.

“Restricted Markets” means any of (a) Chicago, Illinois; (b) Miami, Florida; (c) Boston/Cambridge, Massachusetts; (d) Newark, New Jersey; and (e) New York, New York.

“SBA” has the meaning given such term in the preamble to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning given such term in the preamble to this Agreement.

“Seller Indemnified Party” and “Seller Indemnified Parties” have the meanings given such term in Section 8.2.1 of this Agreement.

“Seller Parties” means Seller and Ameritrans.

“Seller Stockholders Meeting” has the meaning given such term in Section 5.9.2 of this Agreement.

“Specified Diversified Loan Event” means the earlier to occur of (a) the closing of the purchase by Buyer from Seller of each loan identified on Schedule B hereto for which the entire unpaid principal amount is not repaid after the date hereof or (b) the repayment of the entire unpaid principal amounts of each loan identified on Schedule B hereto.

“Specified Diversified Loan Agreement” means that certain Specified Diversified Loan Portfolio Sale And Purchase Agreement to be entered into by Ameritrans, Seller, MFC and Freshstart Venture Capital Corp., a wholly owned subsidiary of MFC.

“Tax” or “Taxes” means any federal, state, local or foreign taxes, including, but not limited to, taxes on or measured by income, estimated income, alternative or add-on minimum tax, gross receipts, sales, use, ad valorum, franchise, capital stock, transfer, gains, profits, license, payroll, employment, withholding, social security (or similar), occupation, unemployment, disability, excise, severance, stamp, premium, value added, real property, personal property, inventory toll, duty and any related charge, amount and similar tax, together with any interest, penalty, thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable law relating to any Tax.

“Trigger Amount” has the meaning given such term in Section 8.6.1 of this Agreement.

“Trigger Event” has the meaning given such term in Section 5.6.3 of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF LOAN PORTFOLIO

2.1

Purchase and Sale of Loan Portfolio; Excluded Loans; Assumed Obligations; Excluded Obligations; Schedule of Acquired Loans; Obligations of the Parties.  In each case, on the terms and subject to the conditions of this Agreement:

2.1.1

Purchase and Sale of Loan Portfolio.  Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, on the Closing Date for the consideration specified in Section 2.3 below, all of Seller’s right, title and interest in and to the Loan Portfolio.  The acquired Loan Portfolio shall not include Excluded Loans.  Except as set forth in Section 2.3.4(b) hereof, Seller shall not be obligated to repurchase any loans acquired by Buyer on the Closing Date and later determined to meet the qualifications for an Excluded Loan set forth in Section 2.1.2 of this Agreement.  For the purpose of clarity, it is the intention of Buyer and Seller that, other than loans repurchased by Seller in accordance with Section 2.3.4(b) hereof, indemnification under Section 8 of this Agreement for breach of representations and warranties shall be Buyer’s sole remedy for the inclusion of any loan in the acquired Loan Portfolio that is determined, after the Closing Date, by Buyer or Seller to meet the qualifications for an Excluded Loan set forth in Section 2.1.2 of this Agreement.

2.1.2

Excluded Loans.  The Parties agree that Seller is not selling, assigning, transferring, conveying or delivering to Buyer, and the acquired Loan Portfolio shall not include (collectively, the “Excluded Loans”),

(a)

Loans which are 60 days or more past due as of the Closing Date and any other loans held by the same or affiliated Obligor or guarantor;

(b)

Loans made to any entity where any Affiliate of Buyer is an officer, director or manager of the borrowing entity;

(c)

Loans that constitute lines of credit;

(d)

Loans for which Seller does not have a perfected first priority security interest in the collateral (except for second loans to the same Obligor which, when the principal balance of the second loan is added to the amount of the first loan, has an aggregate loan to value ratio (“LTV”) of less than 80% at the time of Closing);

(e)

Loans for which during the twelve months prior to the Closing Date Seller has granted the Obligor an extension, deferral or modification not in accordance with Seller’s then existing policies and procedures;

(f)

Except as set forth on Schedule 2.1.2(f)(i) hereto, loans with a LTV of greater than 80% of the current market value for such loan at the time of Closing, based upon the methodology and accounting principles employed in preparing Schedule 2.1.2(f)(ii) hereto; provided that Buyer and Seller shall execute a joint participation agreement with respect to each such loan set forth on Schedule 2.1.2(f)(i) hereto pursuant to which Buyer shall be entitled to an 80% senior participating percentage interest and Seller shall be entitled to a 20% junior participating percentage interest, each such joint participation agreement to be in the form of Exhibit B hereto;

(g)

Loans relating to which there is pending litigation against either Seller or its agents;

(h)

Loans for which the Obligor has filed bankruptcy or is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding prior to the Closing Date;

(i)

Loans with corporate entities which were not duly incorporated at the time of origination;

(j)

Loans with respect to which any Obligor is, to the Knowledge of Seller, asserting as of the Closing Date a right of rescission, setoff, counterclaim or defense;

(k)

Loans for which the (i) original copies of the Loan Agreement, note, security agreement or, if applicable, guaranty or (ii) original filed UCC-1 or certified filed UCC-1, or other proof of UCC filing and evidence of medallion ownership from the applicable regulatory authority are not available, except in the event that Seller does not have, or is unable to locate, the original promissory note(s) with respect to any Loan Agreement, Seller may deliver to Buyer on the Closing Date, for each such missing original promissory note, either (a) the lost note affidavit or equivalent received by Seller from the transferor with respect thereto, or (b) a separate lost note affidavit prepared and executed by Seller (in such form as Seller may reasonably deem appropriate, including a statement to the effect that Seller has been unable to locate, after the exercise of reasonable diligence, the applicable original promissory note, and without any further representation or recourse to Seller); provided, however, that the principal amount of such missing original promissory notes (including promissory notes for loans originated between the date hereof and the Closing Date) for which Seller delivers to Buyer the items described in (a) and (b) above shall not, in the aggregate, exceed $500,000;

(l)

Any loan which, at the time of origination of such loan, if the Obligor for such loan was an individual, such individual failed to furnish documentation to the applicable taxi commission or regulatory authority evidencing United States citizenship or status as a resident alien with a “Green Card”, to provide a social security card, a drivers license or otherwise failed to comply with all requirements of the applicable taxi commission or regulatory authority’s rules and regulations at the time of the issuance of the taxi license or medallion to such Obligor by such taxi commission or regulatory authority; provided that the issuance by the applicable taxi commission or regulatory authority of the taxi license or medallion to such individual shall be deemed conclusive proof that such individual complied with the applicable taxi commission’s or regulatory authority’s requirements;

(m)

Any loan originated by Seller for any purpose other than the financing of the applicable Obligor’s medallion, and such loan was made other than in the ordinary course of Seller’s business;

(n)

Any loan for which promissory notes, collateral security agreements, guaranties, UCC-1 filings and evidence of ownership of a taxi medallion from the applicable regulatory authority pertaining to such loan were not fully and properly executed by the parties thereto;

(o)

Any loan which, as of the date hereof, the name of the original Obligor of such loan appeared on the Specially Designated Nationals List of the Office of Foreign Assets Control of the United States Department of the Treasury;

(p)

Any loan which, as of the Closing Date, carried an interest rate below the greater of (1) the market interest rate and (2) the prime rate of interest; provided, however, that any such loan shall constitute an “Excluded Loan” only to the extent that (X) the principal value of all loans which, as of the Closing Date, carried an interest rate below the greater of clauses (1) and (2) above, exceed $2,000,000 in the aggregate and (Y) such loan has a maturity date of greater than twelve (12) months from the date hereof; and

(q)

Any loan for which the Obligor for such loan (1) is not currently the subject of a judgment in favor of Seller and (2) did not have its related medallion, the Collateral for such loan, foreclosed (or subject to foreclosure).

2.1.3

Assumption of Obligations.

(a)

Assumed Obligations.  Buyer shall assume on the Closing Date, and shall on and after the Closing Date perform and discharge in accordance with their respective terms, all of Seller’s duties and obligations arising on or after the beginning of business on the Closing Date with respect to the Acquired Loans purchased by Buyer (collectively, the “Assumed Obligations”), including, without limitation:

1.

all obligations and duties with respect to servicing all Acquired Loans in the Loan Portfolio purchased hereunder, including the obligation to service such Acquired Loans in accordance with applicable law and commercially reasonable standards;

2.

all of Seller’s duties and obligations under the Acquired Loans as specified in the related Loan Documents and including the obligation to comply with and discharge all legal requirements and all obligations under the applicable Loan Documents, including compliance with legal requirements relating to unfair collection practices in connection with any of the Acquired Loans purchased by Buyer hereunder; and

3.

all liabilities in respect of Taxes with respect to the Loan Portfolio other than (x) those Taxes specifically allocated to Seller pursuant to this Agreement and (y) Taxes for which Seller Parties are required to indemnify Buyer Indemnified Parties pursuant to the last sentence of Section 8.1.1 of this Agreement.

(b)

Excluded Obligations.  Seller acknowledges and agrees that it is responsible for all expenses related to the Loan Portfolio and activity thereon prior to the Closing Date.  Notwithstanding anything to the contrary set forth in this Agreement, Seller shall retain, and shall be responsible for paying, performing and discharging when due all, and Buyer shall not assume or have any responsibility for any, liabilities of Seller other than the Assumed Obligations (the “Excluded Obligations”).

2.1.4

Schedule of Acquired Loans.  Subject to the following sentence of this Section 2.1.4, Buyer and Seller agree that Schedule A sets forth all of the Acquired Loans in the Loan Portfolio to be purchased by Buyer hereunder as of the date of this Agreement.  Buyer and Seller agree that Seller shall, not later than three (3) days prior to the Closing Date, revise Schedule A hereto to reflect any loans to be (a) added to the Loan Portfolio as Acquired Loans following the origination of such loans after the date hereof or (b) removed from the Loan Portfolio pursuant to Section 7.1 of this Agreement or following the repayment of the entire unpaid principal amounts of such loans after the date hereof.

2.1.5

Obligations of the Parties.  Notwithstanding the foregoing acknowledgements in this Section 2.1, as between the Parties, each Party’s obligations with respect to any other Party shall be governed by this Agreement, including, without limitation, the right to indemnification which shall be governed by Article 8 hereof.

2.2

Closing.  The Closing of the purchase and sale of the Loan Portfolio shall take place on the Closing Date at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East

55th Street, New York, NY 10022, at 12:00 P.M. New York City time, unless otherwise agreed by both Buyer and Seller.

2.3

Purchase Price; Payment at Closing; Deposit; Post-Closing Adjustments to Purchase Price; Adjustments and Allocations with respect to Payments on Acquired Loans.

2.3.1

Purchase Price.  Subject to this Section 2.3, the consideration to be paid by Buyer to Seller for the sale of the Loan Portfolio shall consist of (x) the assumption by Buyer of the Assumed Obligations and (y) an aggregate amount in cash equal to:

(a)

one hundred two percent (102%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A as of the Closing Date, except for those loans set forth on Schedule A under the heading “Florida Loans”;

(b)

one hundred two and a half percent (102.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A under the heading “Florida Loans” as of the Closing Date;

(c)

plus one hundred and one half percent (100.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A-1 as of the Closing Date;

(d)

plus ninety nine and one half percent (99.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A-2 as of the Closing Date;

(e)

plus accrued but unpaid interest for each Acquired Loan;

(f)

less an amount equal to a loan loss reserve of 0.50% of the unpaid principal balance of each Acquired Loan as of the Closing Date, except for those loans set forth on Schedule A under the heading “Florida Loans”;

(g)

less an amount equal to a loan loss reserve of 1.00% of the unpaid principal balance of each Acquired Loan as of the Closing Date set forth on Schedule A under the heading “Florida Loans”;

(h)

less the Deposit

(collectively, the “Purchase Price”).

2.3.2

Payment at Closing.

(a)

Notification.  No later than three (3) days prior to the Closing Date, Seller shall notify Buyer in writing of Seller’s estimate of the amount of the Purchase Price to be paid to Seller by Buyer on the Closing Date, including the amount of the Purchase Price allocated to each Acquired Loan, any adjustments to be made to Schedule A pursuant to Section 2.1.4 of this Agreement and the adjustments to the Purchase Price to be made pursuant to Section 2.3.5 hereof (the “Preliminary Closing Date Statement”).  All of the Seller’s calculations and amounts set forth in the Preliminary Closing Date Statement shall be subject to the review and reasonable agreement of Buyer.

(b)

Payment.  Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer Parties shall remit payment of the agreed upon Purchase Price as estimated and set forth in the Preliminary Closing Date Statement (the “Closing Date Payment Amount”) to Seller by wire transfer in accordance with the instructions provided by Seller to Buyer. The Closing Date Payment Amount may be adjusted after the Closing pursuant to Section 2.3.4(a) hereof.

2.3.3

Deposit.  Upon the execution of this Agreement by Buyer and Seller, Buyer Parties shall deposit in escrow with the Escrow Agent pursuant to the provisions of the Escrow Agreement, a cash deposit in an amount equal to One Hundred Thousand Dollars ($100,000) (the "Deposit").  The Deposit shall be held in an interest-bearing account approved by Seller and Buyer, and all interest thereon shall be deemed part of the Deposit.  At Closing, the Deposit shall be credited against the Purchase Price.

2.3.4

Post Closing Adjustments to the Purchase Price and Loan Portfolio.

(a)

Post Closing Adjustments to the Purchase Price.  Promptly as practicable following the Closing Date, but in no event later than 30 days, Buyer shall prepare in good faith and deliver to Seller a final calculation of the Purchase Price and any adjustments thereto as of the Closing Date (the “Final Closing Date Statement”).  Within thirty (30) days after the receipt of the Final Closing Date Statement (the “Objection Period”), the Seller shall (A) review the Final Closing Date Statement together with the workpapers used in the preparation thereof and (B) object to any item or items shown thereon. Until a Final Closing Date Statement is settled pursuant to this Section 2.3.4(a), Buyer shall (A) provide Seller and Seller's authorized representatives reasonable access during normal business hours to all relevant workpapers to the extent required to complete their review of the Final Closing Date Statement, and (B) cooperate with Seller and Seller's authorized representatives in connection with their reasonable requests regarding the review of the Final Closing Date Statement, including by providing on a timely basis all information necessary in reviewing the Final Closing Date Statement.  Seller shall notify Buyer of any objections to the Final Closing Date Statement, setting forth a description of such objection and the dollar amount of such objection.  If Seller does not object during the Objection Period, the Final Closing Date Statement shall be conclusive and binding on the Parties.  If Seller objects during the Objection Period and Buyer and Seller are unable to resolve such objections within 20 days after delivery by Seller of its objections, then all disagreements shall be submitted for resolution to a certified public accounting firm of national standing who has not had a substantial relationship with either Buyer (or any of its Affiliates) or Seller (or any of its Affiliates) in the last two (2) years, and who is reasonably acceptable to Seller and Buyer (the “Independent Auditor”).  The Independent Auditor shall be selected as promptly as practicable, but in no event later than 10 days following the expiration of such 20-day period.  If Seller and Buyer cannot agree on the selection of the Independent Auditor within the 10-day period, then Seller and Buyer shall request the American Arbitration Association, New York office, to appoint the Independent Auditor.  The American Arbitration Association's appointment of the Independent Auditor shall be final and binding.  Each Party agrees to execute, if requested by the Independent Auditor, a reasonable engagement letter, including customary indemnities.  The Independent Auditor shall act as an arbitrator to determine, based solely on the provisions of this Section 2.3.4(a) and not more than two rounds of presentations by Seller and Buyer, and not by independent review, only those issues still in dispute and in making such determination shall select either Buyer's or Seller's determination of the disputed dollar amount with respect to each issue disputed.  The Independent Auditor shall have up to 30 days after its appointment to resolve any disputes that are submitted to such Independent Auditor.  The Final Closing Date Statement, either as agreed to by Buyer and Seller or as adjusted by the Independent Auditor pursuant to the preceding sentence, shall be final and binding upon the Parties.  The fees and expenses of the Independent Auditor shall be shared equally by Seller and Buyer. If the Purchase Price as reflected on the Final Closing Date Statement (“Final Purchase Price”) is less than the Purchase Price as estimated in the Preliminary Closing Date Statement and paid on the Closing Date, Seller shall pay to Buyer, by wire transfer in immediately available funds, the amount by which the Closing Date Payment Amount exceeds the Final Purchase Price, plus interest at an annual rate equal to 2.00%, calculated on a daily basis from and including the Closing Date to but excluding the date of payment.  If the Final Purchase Price is greater than the Closing Date Payment Amount, Buyer shall pay to Seller, by wire transfer in immediately available funds, the amount by which the Final Purchase Price exceeds the Closing Date Payment Amount, plus interest at an annual rate equal to 2.00%, calculated on a daily basis from and including the Closing Date to but excluding the date of payment.

(b)

Post Closing Adjustments to the Loan Portfolio.  Within six (6) months after the Closing Date, but in no event after such time, Buyer shall prepare in good faith and deliver to Seller a written list of any loans acquired on the Closing Date that Buyer believes should have been excluded from the Loan Portfolio as Excluded Loans under Section 2.1.2(a)-(q) of this Agreement, together with a reference to the specific provisions of Section 2.1.2(a)-(q) under which Buyer believes each such loans should have been excluded from the Loan Portfolio (such list and reference, the “Adjustment Schedule”).  If Seller disagrees with the Adjustment Schedule presented by Buyer hereunder or any aspect thereof, Seller may within fifteen (15) days after receipt of the Adjustment Schedule (the “Repurchase Objection Period”) deliver a written notice to Buyer of such disagreement and specifying in reasonable detail Seller’s basis for disagreement (the “Repurchase Objection Statement”).  If Seller does not object during the Repurchase Objection Period, the Adjustment Schedule shall be conclusive and binding on the Parties.  If Seller objects during the Repurchase Objection Period and Buyer and Seller are unable to resolve such objections within 20 days after delivery by Seller of the Repurchase Objection Statement, then all disagreements shall be submitted for resolution to the Independent Auditor, and resolved by such Independent Auditor, pursuant to the procedures set forth in Section 2.3.4(a) above.  Following a final determination of the Adjustment Schedule, Seller shall be allowed an opportunity for a period of 30 (thirty) days to cure any non-conformity with respect to each subject loan, and if it is impossible to cure such non-conformity or Seller chooses not to cure or correct such non-conformity, Seller will promptly repurchase each such loan from Buyer for the Allocated Purchase Price, as adjusted based on any principal payments received, for each such loan; provided, however, that Seller shall not be required to repurchase loans for which the Allocated Purchase Price, in the aggregate, would exceed $2,000,000.

2.3.5

Adjustments and Allocations With Respect to Payments on Acquired Loans.

(a)

All payments received by Seller on account of any of the Acquired Loans prior to the Closing Date shall belong to Seller and shall be reflected in Seller’s calculation of the Preliminary Closing Date Statement.  All payments received by Seller on account of any of the Acquired Loans on or after the Closing Date shall belong to Buyer, shall be held in trust for the benefit of Buyer and shall be paid to Buyer within a reasonable time after receipt, and in no event later than five (5) Business Days following receipt by Seller, with checks and other negotiable instruments being endorsed by Seller without recourse and without warranties.  Buyer and Seller agree that Seller retains the right to collect on any and all checks, or other negotiable instruments, which represent payment of principal, interest, or any other fees or charges under any of the Acquired Loans, to the extent received by Seller prior to the Closing Date, credited by Seller to the applicable Obligor and not otherwise endorsed to Buyer as set forth above.

(b)

In the event of the removal of any Acquired Loan prior to Closing pursuant to Section 7.1 hereof, the Purchase Price shall be adjusted by subtracting the Allocated Purchase Price for such removed Acquired Loan, and all allocations and adjustments under this Section 2.3 described above shall be made without inclusion of such removed Acquired Loan or any payments relating thereto.

2.4

Assignments and Endorsements.

2.4.1

Upon payment of the Purchase Price for the Loan Portfolio on the Closing Date in accordance with the terms of Section 2.3, Seller shall (i) execute and deliver to Buyer a bill of sale, in the form of Exhibit A hereto, and (ii) deliver any notes endorsed as set forth in Section 2.4.4 below.

2.4.2

Buyer shall prepare and deliver at Closing any further assignments or other documents (including any specific assignment agreements required in connection with any Acquired Loan where Seller is a participant) as Buyer or Seller deem necessary or appropriate pursuant to this Agreement for the legal transfer to Buyer of Seller’s right, title and interest in and to the Loan Portfolio, all of which must be in form and substance reasonably acceptable to Seller.  Buyer will accept a UCC-3 Assignment from Israel Discount Bank of New York, as Custodian under that certain agreement dated September 9, 1993 with Seller’s banks and the SBA for each Acquired Loan as proof of the assignment to Buyer of a first priority security interest in each Acquired Loan (except for those loans set forth on Schedule 3.1.8).  Buyer shall be responsible for the preparation of, and payment of any costs associated with the preparation of, such assignments and other documents, and for the recording of such assignments and for payment of any costs and recording fees associated with recording such assignments or other documents, other than Transfer Taxes (which shall be paid equally by the Parties in accordance with Section 5.4.2 of this Agreement).  Other than as set forth in this Agreement, the Loan Portfolio to be sold to Buyer hereunder shall be sold without recourse, representation or warranty of any kind or any responsibility or liability whatsoever, and all such assignments and other transfer documentation shall contain a provision to that effect.  To the extent that there is a conflict between the terms of any assignment or other agreement, instrument or documents delivered pursuant to this Article 2 and the terms of this Section 2.4.2 or any other provision of this Agreement, the terms of this

Section 2.4.2 and the other provisions of this Agreement shall control and prevail among the Parties.

2.4.3

Should any assignments in addition to those delivered pursuant to Sections 2.4.1 and 2.4.2 above be required by applicable law, Buyer shall prepare and submit such additional assignments to Seller for execution within six (6) months after the Closing Date.  Buyer shall be responsible for the preparation of, and any costs associated with the preparation of, such additional assignments, as well as for any costs, transfer Taxes or recording or filing fees associated with the recording of such additional assignments.  Any such assignments shall be without recourse, representation or warranty of any kind or any responsibility or liability whatsoever, and in a form acceptable to Seller’s counsel.

2.4.4

Seller shall endorse any note evidencing an Acquired Loan purchased hereunder as follows:

Pay to the order of  __________________,

THE PAYEE AND THE UNDERSIGNED ARE PARTIES TO A CERTAIN LOAN PORTFOLIO SALE AND PURCHASE AGREEMENT DATED AS OF JULY 16, 2008.  OTHER THAN AS SET FORTH THEREIN, THIS ENDORSEMENT IS MADE WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND OR ANY RESPONSIBILITY OR LIABILITY WHATSOEVER.

ELK ASSOCIATES FUNDING CORPORATION

By:

Date:

If this form of endorsement does not conform to the requirements of applicable federal, state or local law, the Parties agree to modify the form of endorsement to conform to such requirements; provided that, in any event, all such endorsements shall confirm that the transfer related thereto is without recourse, representation or warranty of any kind or any responsibility or liability whatsoever other than as set forth above. In the event that Seller does not have, or is unable to locate, the original promissory note(s), if any, with respect to any loan, Seller shall deliver to Buyer on the Closing Date, for each such missing original promissory note, either (a) the lost note affidavit or equivalent received by Seller from the transferor with respect thereto, or (b) a separate lost note affidavit prepared and executed by Seller (in such form as Seller may reasonably deem appropriate, including a statement to the effect that that Seller has been unable to locate, after the exercise of reasonable diligence, the applicable original promissory note, and without any further representation or recourse to Seller), and, in each case, Seller shall have no further obligation or liability with respect to such missing promissory note; provided, however, that the principal amount of such missing original promissory notes (including promissory notes for loans originated between the date hereof and the Closing Date) for which Seller delivers to Buyer the items described in (a) and (b) above shall not, in the aggregate, exceed $500,000.

2.4.5

Notwithstanding anything to the contrary contained herein, Buyer agrees that Seller shall be entitled to retain one (1) copy of the Loan Files for its records, which shall, following Closing, be considered confidential information of Buyer and subject to the terms and conditions of the Confidentiality Agreement.  Following the Closing, if Seller is involved in any litigation or regulatory inquiry concerning an Acquired Loan, Buyer will grant Seller reasonable access to the applicable loan file, with respect to information that occurred prior to the Closing Date.

2.5

Survival of Responsibilities.  The responsibilities and agreements contained in this Article 2 shall survive the Closing.

2.6

Reimbursement for Use of Seller’s Employees.  With respect to any litigation or proceedings relating to any Acquired Loans in which Seller or its employees are requested by Buyer or required by subpoena, court order or otherwise, to testify or to prepare responses to subpoenas or other legal process, pleadings or discovery to which Buyer is a party, Seller shall be reimbursed by Buyer for all reasonable associated travel, lodging and per diem costs and expenses.  Seller shall, in its sole and absolute discretion, determine and assign the personnel necessary to perform such acts.  Buyer shall also reimburse Seller for all reasonable attorneys’ fees incurred by Seller in connection with such assigned litigation or proceedings and with any litigation or proceedings relating to the Acquired Loans arising after the Closing Date.

2.7

True Sale; Security Agreement.  The Parties intend that each conveyance hereunder be a sale of the Acquired Loans from Seller to Buyer, free and clear of all security interest, liens (other than liens not yet due or payable) or other encumbrances or adverse claims, for accounting, regulatory tax and other purposes and not a financing secured by such property; and the beneficial interest in and title to the Acquired Loans shall not be a part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law.  However, if, notwithstanding the intent of Seller and Buyer, under the Uniform Commercial Code, any bankruptcy law or other applicable law, this transaction is deemed to be a financing arrangement, or it is otherwise determined that any conveyance hereunder is for any reason not considered a sale and that the beneficial interest in and title to the Acquired Loans and such Acquired Loans remain part of Seller's estate, the Parties intend that with respect to any such Acquired Loans, this Agreement shall constitute a security agreement (as defined in the applicable Uniform Commercial Code) under the Uniform Commercial Code, and  Seller hereby grants to Buyer on the terms and conditions of this Agreement a first priority perfected security interest in and against all of Seller's right, title and interest in and to the Acquired Loans, and other property conveyed hereunder and all proceeds of any of the foregoing, now existing and hereafter acquired.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

3.1

Seller Parties’ Representations and Warranties.  Each Seller Party, jointly and severally, hereby represents and warrants to Buyer Parties as follows:

3.1.1

Organization; Good Standing.  Seller is a corporation licensed as a Small Business Investment Company by the SBA and is duly organized, validly existing and in good standing under the laws of the State of New York.  Ameritrans is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.1.2

Authorization.  Seller Parties have all requisite power and authority to execute and deliver, and to perform their respective obligations under this Agreement, and this Agreement has been duly authorized by all necessary action on the part of Seller Parties.  This Agreement has been duly executed and delivered by Seller Parties and is the valid and binding obligation of Seller Parties, enforceable against such party in accordance with its terms, except as may be limited by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect to the enforceability thereof, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.1.3

No Conflicts; Consents.  Neither the execution and delivery by Seller Parties of this Agreement nor compliance by Seller Parties with the terms and provisions hereof will violate, conflict with or result in a breach of any of the terms, conditions or provisions of (a) the certificate of incorporation, bylaws or any other equivalent organizational document of Seller or Ameritrans; (b)(i) any judgment, order, injunction, decree or ruling of any court or of any Governmental Entity or any law, statute or regulation, to which Seller or Ameritrans is subject, or (ii) any agreement, contract or commitment to which Seller or Ameritrans or their respective properties are subject, other than in the case of subsection (b), approvals of regulatory authorities which have been obtained or will be obtained prior to or on the Closing Date.  Seller Parties are not subject to any agreement with any regulatory authority which would prevent the consummation by Seller Parties of the transactions contemplated by this Agreement or any related agreements.

3.1.4

Title to Acquired Loans.  Except for those Encumbrances identified on Schedule 3.1.4 hereto that will be satisfied and released at or prior to Closing, Seller has good title to the Seller’s interest in the Acquired Loans, free and clear of any Encumbrances.

3.1.5

Modifications to Loan Documents.  Except as reflected in the Loan Files, Seller has not materially modified the Loan Documents relating to any Acquired Loan or executed any instrument of release, cancellation or satisfaction related thereto.

3.1.6

Loan Files and Information Provided as to Loan Balance.  The Loan Portfolio includes the originals or true and correct copies of all material Loan Documents. Seller further represents that all materials prepared by Seller and including estimates of the outstanding principal balance of each Acquired Loan and/or a description of the future funding obligations thereunder are true and correct in all material respects as of the Closing Date and accurately reflect in all material respects the terms and conditions of the Loan Documents.

3.1.7

Additional Representations Regarding Acquired Loans and Loan Documents.

(a)

With respect to each Medallion Loan, Seller hereby represents and warrants to Buyer as follows:

1.

None of the Medallion Loans constitute Excluded Loans pursuant to Section 2.1.2(a) through (q).

2.

Such Medallion Loan and the Loan Documents pertaining to such Medallion Loan have not been extended, waived, amended or modified by Seller except in accordance with Seller’s customary policies and procedures.

3.

Such Medallion Loan has been underwritten in accordance with Seller’s customary lending policies and procedures.

4.

There exist Loan Documents with respect to such Medallion Loan that consist of the following documents:

(1)

Promissory note (originally executed or, to the extent the original promissory note cannot be located by Seller, a lost note affidavit or equivalent as described in Section 2.4.4 of this Agreement);

(2)

Security agreement;

(3)

Original filed UCC-1 or certified filed UCC-1, or other proof of UCC filing;

(4)

Guaranty, if applicable; and

(5)

Evidence of ownership from the applicable regulatory authority;

5.

There exists a Loan File with respect to such Medallion Loan that may contain the following documents:

(1)

Participation agreement, if applicable;

(2)

Modification agreement, if applicable;

(3)

UCC-3, if applicable;

(4)

Disbursement letter;

(5)

Credit application;

(6)

Other financial information that meets applicable SBA criteria;

(7)

Customer identification (passport, driver’s license), or such other identification that was sufficient for Seller to have made such Medallion Loan;

(8)

Lien searches;

(9)

Proof of incorporation, if applicable

(10)

Credit report; and

(11)

SBA forms.

6.

Such Medallion Loan has not matured.

7.

The Loan Documents for such Medallion Loan were prepared using Seller’s customary loan documentation for the market in which such Medallion Loan was originated as of the time at which such Medallion Loan was originated.

8.

As of the date of this Agreement, there are no proceedings or investigations pending or, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality of which Seller has Knowledge, or to which Seller is a party (1) asserting the invalidity of the Loan Documents for such Medallion Loan, (2) seeking to prevent payment and performance of the Loan Documents for such Medallion Loan, or (3) seeking any determination or ruling that might materially and adversely affect the validity, enforceability or collectability of such Medallion Loan or the related Loan Documents.

9.

As of the date of this Agreement, there are no loans to a single Obligor or related loans guaranteed by a common guarantor in excess of $2.5 million.

10.

Except as set forth on Schedule 3.1.7(a), for non-balloon Medallion Loans, such Medallion Loan’s final scheduled payment is due no later than 120 months after the date of its origination.

11.

Except as set forth on Schedule 3.1.7(a), for balloon Medallion Loans, such Medallion Loan’s final scheduled payment is due no later than 120 months after the date of its origination.

12.

Seller is the senior participant for such Medallion Loan to the extent such Medallion Loan is a participated Medallion Loan.

13.

Such Medallion Loan complies with SBA regulations for loans made by a Small Business Investment Company.

14.

Such Medallion Loan is not subject to any comment by a medallion regulatory agency or any other Governmental Entity.

(b)

Any and all requirements of any federal, state or local laws applicable to Seller with respect to each Acquired Loan have been complied with.

(c)

The Loan Documents have not been assigned or pledged, or, if previously assigned or pledged, have been released, or will be released at or prior to Closing with respect to those Encumbrances identified on Schedule 3.1.4 hereto, from any such pledge and reassigned to Buyer as described in Section 2.4.2 hereof.

(d)

Except as disclosed to Buyer and accepted by Buyer in writing, there is no default, breach, violation or event of acceleration existing under the Loan Documents and to the best of Seller’s Knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration.

(e)

There is no pending or, to the Knowledge of Seller, threatened litigation with respect to any Acquired Loan which would adversely affect the rights of Buyer to enforce such Acquired Loan or otherwise obtain the benefits contemplated with respect to each Acquired Loan purchased.

(f)

Seller has fulfilled and performed its obligations under each of the Loan Documents in all material respects in accordance with customary industry practice, Seller is not required to disburse any additional funds to any Obligor, except as specifically disclosed on Schedule 3.1.7(f) hereto, and Seller is not, and has received no written notice alleging that it is, in breach or default under, nor is there or is there alleged to be any basis for termination by any other party thereto of, any of the Loan Documents.

3.1.8

Perfection of Collateral.  With respect to the Collateral, Seller has a perfected and valid first lien and first priority security interest in each item of Collateral as to which a security interest was granted under the collateral security agreements and other Loan Documents, unless otherwise disclosed on Schedule 3.1.8 hereto.

3.1.9

Brokers’ or Finders’ Fees.  No Person acting on behalf of Seller Parties is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, for which Buyer is liable or obligated in connection with any of the transactions contemplated hereby.

3.1.10

Required Stockholder Vote.  The affirmative vote of (a) 66-2/3% of the shares of Seller’s common stock outstanding on the record date for the Seller Stockholders Meeting and entitled to vote and (b) a majority of the shares of Ameritrans’ common stock outstanding on the record date for the Ameritrans Stockholders Meeting and entitled to vote (together, the “Required Stockholder Vote”) is the only vote of the holders of any class or series of Seller’s capital stock and Ameritrans’ capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

3.1.11

Litigation.  There are no actions, suits, investigations, or proceedings by or before any Governmental Entity pending, or, to the Knowledge of Seller or Ameritrans, threatened against Seller or Ameritrans which in any manner challenges the validity of this Agreement or any action taken by Seller or Ameritrans pursuant to this Agreement or seeks to prevent, enjoin, alter or materially delay any transaction contemplated hereby.

3.1.12

No Impairment or Delay.  To the Knowledge of Seller Parties, neither Seller Party is subject to any condition or event that would reasonably be expected to (i) impair in any material respect the ability of Seller Parties to perform their respective obligations under this Agreement or (ii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

3.2

Disclaimers.

3.2.1

DISCLAIMER OF WARRANTIES AND REPRESENTATIONS NOT EXPRESSED HEREIN.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 3.1, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF.

3.2.2

Disclaimer of Accuracy/Completeness.  Neither Seller nor anyone acting on Seller’s behalf has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Buyers which has been provided to Seller or anyone acting on Seller’s behalf by any Obligor.  Nothing in this Agreement or in the Loan Documents shall impose upon Seller or anyone acting on Seller’s behalf any fiduciary relationship in respect of Buyer.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

4.1

Buyer Parties’ Representations and Warranties.  Buyer Parties, jointly and severally, hereby represent and warrant to Seller Parties as follows:

4.1.1

Organization; Good Standing. Buyer is an industrial bank duly organized, validly existing and in good standing under the laws of the State of Utah. MFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.1.2

Authorization.  Buyer Parties have all requisite power and authority to execute and deliver, and to perform Buyer Parties’ obligations under, this Agreement, and this Agreement has been duly authorized by all necessary action on the part of Buyer Parties.  This Agreement has been duly executed and delivered by Buyer Parties and is the valid and binding obligation of Buyer Parties, enforceable against Buyer Parties in accordance with its terms, except as may be limited by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect to the enforceability thereof, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.1.3

No Conflicts; Consents.  Neither the execution and delivery by Buyer Parties of this Agreement nor compliance by Buyer Parties with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (a) the certificate of incorporation or bylaws of Buyer Parties or (b)(i) any judgment, order, injunction, decree or ruling of any court or of any Governmental Entity or any law, statute or regulation, to which Buyer Parties are subject, or (ii) any agreement, contract or commitment to which Buyer Parties or their properties are subject, the breach of which judgment, order, injunction, decree, ruling, law, statute, regulation, agreement, contract or commitment would have an adverse effect on the ability of Buyer Parties to execute, deliver or perform their obligations pursuant to this Agreement.

4.1.4

Financial Ability.  Buyer has, and at the Closing Date will have, the financial means and ability to purchase the Loan Portfolio and to assume and discharge all of the obligations of Seller pursuant to each and every Acquired Loan in the Loan Portfolio.

4.1.5

Brokers’ or Finders’ Fees.  No Person acting on behalf of Buyer Parties are or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, for which Seller is liable or obligated in connection with any of the transactions contemplated hereby.

4.1.6

Litigation.  There are no actions, suits, investigations, or proceedings by or before any Governmental Entity pending, or, to the Knowledge of Buyer Parties, threatened against Buyer Parties which in any manner challenges the validity of this Agreement or any action taken by Buyer Party pursuant to this Agreement or seeks to prevent, enjoin, alter or materially delay any transaction contemplated hereby.

4.1.7

No Impairment or Delay.  To the Knowledge of Buyer Parties, neither Buyer Party is subject to any condition or event that would reasonably be expected to (i) impair in any material respect the ability of either Buyer Party to perform its obligations under this Agreement or (ii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 5

COVENANTS OF SELLER PARTIES AND BUYER PARTIES

5.1

General.  Each of Seller Parties and Buyer Parties shall use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

5.2

Proxy Statement.

5.2.1

As promptly as practicable after the date hereof, Seller Parties shall prepare, and Buyer Parties shall provide reasonable cooperation to Seller Parties in the preparation of, a proxy statement to be sent to Ameritrans’s stockholders in connection with the Ameritrans Stockholders Meeting (together with any amendment thereof or supplements thereof, the “Proxy Statement”).  As promptly as practicable after the date hereof and from time to time thereafter, Buyer Parties shall provide such information regarding Buyer Parties and their Affiliates that Seller Parties may reasonably request for inclusion in the Proxy Statement.  Subject to the timely receipt of any information regarding Buyer Parties that is required to be included in the Proxy Statement, Seller Parties shall: (a) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC; (b) provide Buyer Parties with a reasonable opportunity to review and comment on drafts of the Proxy Statement; (c) promptly cause the Proxy Statement to be filed with the SEC; (d) promptly provide Buyer Parties with copies of all correspondence between Seller Parties, Ameritrans or any of their representatives, on the one hand, and the SEC, on the other hand; (e) promptly notify Buyer Parties upon the receipt of any comments or requests from the SEC with respect to the Proxy Statement; (f) promptly respond to any comments or requests of the SEC; and (g) cause the Proxy Statement to be mailed to Ameritrans’ stockholders as promptly as practicable following the date hereof and clearance of the Proxy Statement by the SEC.

5.2.2

If any event relating to Seller Parties occurs, or if Seller Parties become aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Seller Parties shall promptly inform Buyer Parties of such event or information and shall, in accordance with the procedures set forth in Section 5.2.1, (a) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (b) if appropriate, cause such amendment or supplement to be mailed to the stockholders of Ameritrans.  If any event relating to Buyer Parties or their Affiliates occurs, or if Buyer becomes aware of any information regarding Buyer Parties or their Affiliates that is required to be disclosed in an amendment or supplement to the Proxy Statement, then Buyer Parties shall promptly inform Seller Parties of such information.

5.2.3

Seller Parties shall ensure that none of the information included or incorporated by reference in the Proxy Statement (other than information provided by Buyer Parties and included in the Proxy Statement) will, at the time the Proxy Statement is mailed to the stockholders of Ameritrans or at the time of the Ameritrans Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

5.2.4

Buyer Parties shall ensure that none of the information provided by Buyer Parties and included in the Proxy Statement will, at the time the Proxy Statement is mailed to the Ameritrans’ stockholders or at the time of the Ameritrans Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be included in such information or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

5.2.5

The proxy materials will be sent to the Ameritrans’ stockholders for the purpose of soliciting proxies from Ameritrans’ stockholders to vote in favor of (i) the adoption of this Agreement and the approval of the transactions contemplated herein and (ii)

any other matters that may be properly brought before the Ameritrans’ stockholders to be voted thereon.  Ameritrans, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the Ameritrans stockholders vote in favor of the adoption of this Agreement and the approval of the Transaction.

5.3

Governmental and Third-Party Consents.  Seller Parties and Buyer Parties shall use commercially reasonable efforts to seek consents of any Governmental Entity or any other third party required to be obtained in order to consummate the transactions contemplated by this Agreement.

5.4

Tax Matters.

5.4.1

Allocation of Purchase Price.  Seller and Buyer agree to allocate the Purchase Price (including any adjustments thereto) and Assumed Obligations for all purposes (including Tax and financial accounting purposes) in a manner consistent with Code Section 1060 and the Treasury Regulations thereunder.  If Buyer and Seller agree on such allocation (the "Allocation"), within one hundred twenty (120) days after the Closing Date (which shall be evidenced by an allocation schedule signed by each of Buyer and Seller), Buyer and Seller shall (i) be bound by the Allocation for purposes of determining any Taxes, (ii) timely file all forms (including Internal Revenue Service Form 8594) and Tax returns required to be filed in connection with the Allocation, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax returns on a basis consistent with the Allocation, and (iv) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return, in any proceeding before any taxing authority or in any report made for Tax purposes.  In the event that the Allocation is disputed by any taxing authority, the Party receiving notice of the dispute shall promptly notify and consult with the other Parties and keep the other Parties reasonably appraised of material developments concerning resolution of such dispute.  In the event that Buyer and Seller are unable to agree on such allocation within one hundred twenty (120) days after the Closing Date, the Independent Auditor selected pursuant to Section 2.3. of this Agreement shall, at Seller and Buyer’s joint and equal expense, determine the appropriate allocations based solely on presentations of Buyer and Seller (and not by independent review) within thirty (30) days after the expiration of the one hundred twenty (120) day period provided in the previous sentence.

5.4.2

Taxes Resulting from Transaction.  Seller and Buyer agree to each pay on a timely basis fifty percent (50%) of all applicable transfer, sales, use, recording, registration and other similar Taxes as levied by any taxing authority or Governmental Entity in connection with the transactions contemplated by this Agreement (other than Taxes measured by or with respect to net income imposed on Seller or its Affiliates) (collectively, the "Transfer Taxes").  Buyer shall prepare, execute and file all Tax Returns, questionnaires, applications or other documents with respect to any Transfer Taxes in connection with the transactions contemplated by this Agreement.  Buyer shall provide Seller with a copy of such Tax Returns no later than ten (10) business days prior to the date of filing.  Upon approval, Seller shall submit Seller’s portion of the Transfer Taxes (calculated pursuant to this Section 5.4.2), along with an executed Tax Return with respect to the Transfer Taxes, as applicable, to Buyer within ten (10) business days of receipt.  Buyer and Seller shall jointly participate in the defense and settlement of any audit of, dispute with taxing authorities regarding, and any judicial or administrative proceeding relating to the liability for Transfer Taxes incurred in connection with this Agreement; provided, that neither Party shall settle any such audit, examination or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Each Party shall bear its own costs in participating in any such audit, examination or proceeding.

5.5

Confidentiality.  The Parties acknowledge that Buyer and Seller have previously executed a confidentiality agreement, dated as of March 4, 2008 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

5.6

Non-Competition.

5.6.1

Non-Competition of Seller Parties.  Subject to 5.6.4 of this Agreement, for a period of three (3) years following the Closing Date, Seller Parties shall not, in any Restricted Market, directly or indirectly, either as a principal, partner, agent, manager, stockholder or in any other capacity, engage in any activities constituting a Restricted Activity; provided, however, that ownership of less than five percent (5%) of any publicly held entity engaged in the Restricted Activity shall not constitute a violation hereof.  Notwithstanding the preceding sentence and for the sake of clarity, Seller Parties shall at all times be permitted to engage in any business which they presently or hereinafter may conduct other than the Restricted Activity within the Restricted Market.

5.6.2

Non-Competition of Seller Parties with respect to Obligors.  Subject to Section 5.6.4 of this Agreement and notwithstanding Section 5.6.1 of this Agreement, for a period of five (5) years following the Closing Date, Seller Parties shall not, directly or indirectly, either as a principal, partner, agent, manager, stockholder or in any other capacity, engage in any activities constituting a Restricted Activity involving any Obligor, including any Obligor during the period commencing three (3) months prior to the Closing Date and ending on the Closing Date; provided, however, that it is understood that this subsection shall not prohibit Seller Parties from engaging in any activities other than a Restricted Activity that involves an Obligor.

5.6.3

Non-Compete of Gary C. Granoff.  For a period commencing on the Closing Date and ending June 30, 2011, Gary C. Granoff shall not, in any Restricted Market, directly or indirectly, either as a principal, partner, agent, manager, stockholder or in any other capacity, engage in any activities constituting a Restricted Activity; provided, however, that ownership of less than five percent (5%) of any publicly held entity engaged in the Restricted Activity shall not constitute a violation hereof; provided, further, that the restrictions set forth in this Section 5.6.3 shall remain in full force and effect for the period described above notwithstanding (a) the termination of Gary C. Granoff’s employment under the Amended and Restated Employment Agreement, dated as of September 20, 2007, between Gary C. Granoff, Seller and Ameritrans (the “Granoff Employment Agreement”) for cause or as a result of Gary C. Granoff’s voluntary resignation or (b) the termination of Gary C. Granoff’s employment under the Granoff Employment Agreement for any reason other than for cause or voluntary resignation to the extent that Seller Parties pay to Gary C. Granoff all amounts to which he is entitled pursuant to the Granoff Employment Agreement as a result of such termination of his employment; and provided, further, that the restrictions set forth in this Section 5.6.3 shall terminate and shall be of no further force and effect upon the termination of Gary C. Granoff’s employment under the Granoff Employment Agreement for any reason other than for cause or voluntary resignation to the extent that Seller Parties fail to pay to Gary C. Granoff all amounts to which he is entitled pursuant to the Granoff Employment Agreement as a result of such termination of his employment (the “Trigger Event”), in which event Seller Parties agree to pay to Buyer as liquidated damages an amount equal to (x) $1,500,000 multiplied by (y) a fraction, the numerator of which shall be the number of months  remaining between July 1, 2008 and June 30, 2011, and the denominator of which shall be 36 (for example, on August 1, 2008, the fraction shall be 35/36).  Notwithstanding anything in this Section 5.6.3 to the contrary and for the sake of clarity, Gary C. Granoff shall at all times be permitted to engage in any business which he presently or hereinafter may conduct other than the Restricted Activity within the Restricted Market.

5.6.4

Non-Competition Exclusions.

(a)

Notwithstanding anything in this Agreement to the contrary, no restrictive covenant or non-competition covenant on the part of Seller Parties shall in any way restrict the law firm of Granoff, Walker & Forlenza PC, solely from representing or providing legal counsel to any client in the normal course of its law practice, even if such client is making loans in the Restricted Markets concerning Restricted Activities.  This paragraph 5.5.3 shall apply to any attorney employed by said firm and to the principals of said firm, including Gary C Granoff, Ellen M. Walker, or Lee Forlenza in regard to their representation of clients solely in an attorney-client relationship.

(b)

Notwithstanding anything to the contrary contained herein, the non-competition covenants set forth in this Section 5.6 shall not restrict any activities of Seller Parties with respect to (1) any loans not included in the Loan Portfolio, including loans withdrawn from the Loan Portfolio pursuant to Section 7.1 hereof, or (2) any loans repurchased by Seller pursuant to Section 2.3.4(b) hereof, in each case, that relate to the refinancing or servicing of such loans.

5.6.5

Seller Parties acknowledge that the restrictions and agreements contained in this Section 5.6 are reasonable and necessary to protect the legitimate interests of Buyer, and that any violation of this Section 5.6 may cause substantial and irreparable injury to Buyer that may not be quantifiable and for which no adequate remedy may exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

5.6.6

It is the intent and understanding of each Party that if, in any action before any court or agency legally empowered to enforce this Section 5.6, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the extent necessary to make it enforceable by such court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable.

5.7

Conduct of Business Prior to Closing.  Seller agrees that between the date hereof and Closing, as applicable, it shall, except as may be otherwise permitted or required by this Agreement, manage the Loan Portfolio in the ordinary course of business and use commercially reasonable efforts consistent with good business practices to preserve the good will of the Obligors; provided, that, all loans underwritten by Seller between the date hereof and Closing shall bear an interest rate no less than 7.5%, net, except in Miami, which loans shall bear an interest rate of no less than 9%, net; provided, further, that all loans underwritten by Seller between the date hereof and Closing in Miami shall, in the case of (x) a refinance, provide for a loan to value ratio of no more than 70% or (y) a new purchase, provide for a loan to value ratio of no more than 75%, in each case assuming a collateral value of $190,000.

5.8

Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise expressly provided herein, be paid by the party incurring such expenses, whether or not such transactions are consummated.  Buyer hereby agrees to file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner.

5.9

Additional Seller’s Covenants to Buyer

5.9.1

Further Document Deliveries. Within ten (10) Business Days of the receipt by Seller of any Loan Documents not within the control and possession of Seller as of the Closing Date, including original copies of promissory notes in respect of the Acquired Loans, Seller shall deliver such Loan Documents to Buyer.  Each such promissory note in respect of the Acquired Loans delivered pursuant to this Section 5.9 shall be duly endorsed, in accordance with Section 2.4.4, by Seller.

5.9.2

Seller Stockholders Meeting and Ameritrans Stockholders Meeting.  Seller shall take all action necessary under all applicable legal requirements to call, give notice of and hold a meeting of Seller’s stockholders to vote on the approval of this Agreement and the transactions contemplated hereby (the “Seller Stockholders Meeting”).  Ameritrans shall take all action necessary under all applicable legal requirements to call, give notice of and hold a meeting of Ameritrans’s stockholders to vote on the approval of this Agreement and the transactions contemplated hereby (the “Ameritrans Stockholders Meeting”).  The Seller Stockholders Meeting and the Ameritrans Stockholders Meeting shall be held as promptly as practicable following the date hereof.  Ameritrans shall ensure that all proxies solicited in connection with the Ameritrans Stockholders Meeting are solicited in substantial compliance with all applicable legal requirements.  Each of Seller and Ameritrans agrees to use its commercially reasonable efforts to take all other action necessary or advisable to secure the Required Stockholder Vote.

5.9.3

Access and Investigation.  During the period commencing on the date hereof and ending on the earlier of the termination of this Agreement and the Closing Date, Seller shall, following a request from Buyer to Seller in accordance with this Section 5.9.3, provide Buyer and its representatives with reasonable access during normal business hours to the Loan Files at the offices of Seller; provided, that any information shared by Seller with Buyer and its representatives pursuant to this Section 5.9.3 shall be kept confidential, shall not be disclosed to any third parties except those of its representatives who are required to have such information for the purposes described in this Section 5.9.3, and shall be used solely by Buyer Parties for the purposes of (i) consummating the transactions contemplated by this Agreement and (ii) assuming all obligations and liabilities described herein under the Loan Portfolio following the Closing.  Buyer shall schedule and coordinate all inspections only with Michael Feinsod and shall request such matters a reasonable amount of time in advance, specifying the inspection or materials that Buyer or Buyer’s representatives intend to conduct.  Seller shall be entitled to have its representatives present at all times during any such inspection and the inspections shall take place at mutually convenient times.  Buyer agrees that it will not take any notes from the inspection room that would reveal the name, address, telephone number or any other proprietary information concerning the identity of the borrower or guarantor of the loans.  Notwithstanding the foregoing, Seller shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Seller or contravene any legal requirement or binding agreement entered into prior to the date hereof.  The relevant parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

5.10

Additional Buyer’s Covenants to Seller.

5.10.1

Notification of Obligors.  Seller shall cooperate with Buyer in good faith to enable Buyer to prepare, print and mail, at Buyer’s expense, a notice notifying each Obligor on a timely basis of the purchase of the acquired Loan Portfolio by Buyer and such other information as may be required to be given to such Obligor and other matters which the Parties determine to be appropriate.  Any such notice shall be in a form consented to by each of the Parties prior to mailing, but no Party shall unreasonably withhold or delay such consent.

5.10.2

Use of Seller’s Names.  Buyer shall not, without the express written consent of Seller, institute any legal action in the name of Seller.  Buyer shall not, through misrepresentation or nondisclosure, mislead or conceal from any Person the identity of the owner of the Acquired Loans purchased under this Agreement.  Buyer shall not use or refer to Seller, or any name derived from the name of Seller or confusingly similar therewith, to promote Buyer’s sale, collection or management of the Acquired Loans purchased under this Agreement.  Buyer acknowledges that there is no adequate remedy at law for violation of this Section 5.10.2 and in addition to all other equitable remedies, Seller shall be entitled to specific performance and injunctive relief and other equitable relief as a remedy for any such breach.

5.10.3

Informational Tax Reporting.  Buyer agrees to assume, as of the Closing Date, all obligations with respect to federal, state and local income tax informational reporting related to the Acquired Loans.  Seller agrees to prepare all Tax Returns with respect to the Acquired Loans that end on or prior to the Closing Date.  Buyer further agrees to cooperate with Seller to the extent necessary to allow Seller to fulfill its obligations with respect to such Tax Return reporting for such Acquired Loans for all periods ending on or prior to the Closing Date.

5.10.4

Notice of Claims.  Buyer shall promptly notify Seller of any claim, threatened claim or litigation against Seller (or any prior holder of the Loans) arising out of any Acquired Loan or any Assumed Obligations that may come to Buyer’s attention.

ARTICLE 6

CONDITIONS TO CLOSING AND TERMINATION

6.1

Conditions to Closing.

6.1.1

Conditions to the Obligations of Each Party.  The respective obligations of each Party to effect the purchase of the Loan Portfolio are subject to the conditions precedent that (i) no injunction, order, decree or ruling issued by a Governmental Entity, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall enjoin, make illegal or otherwise materially impair or restrict such assignment, assumption or consummation, as the case may be, (ii) all required consents of any Governmental Entity or any other third party required to be obtained in order to consummate the transactions contemplated by this Agreement shall have been obtained and be in full force and effect, and all required waiting periods and any extensions thereof, shall have expired or been terminated, (iii) no action, suit, investigation or proceeding by any Governmental Entity shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement, (iv) this Agreement shall have been duly approved by the Required Stockholder Vote and (vi) the Specified Diversified Loan Event shall have occurred.

6.1.2

Additional Conditions to the Obligations of Buyer Parties.  The obligations of Buyer Parties are also subject to fulfillment (or written waiver by Buyer Parties) at or prior to the Closing Date of each of the following conditions precedent:

(a)

Representations and Warranties.  Subject to and after application of Section 7.1, the representations and warranties contained in Article 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

(b)

Performance of Covenants. Each Seller Party shall have duly performed and complied in all material respects with each covenant and agreement required to be performed or complied with by it under this Agreement, in each case, as and when required to be performed or complied with by it prior to or on the Closing Date.

(c)

Certificate of Ameritrans.  Ameritrans shall have delivered to Buyer a certificate signed by an officer of Ameritrans to the effect that each of the conditions specified in Sections 6.1.2(a) and (b) of this Agreement has been satisfied in all respects.

(d)

Closing Documents.  Buyer shall have received each of the Closing Documents to be delivered by Seller Parties at or prior to the Closing.

(e)

Opinion.  Buyer shall have received a favorable opinion from counsel to the Seller in Seller counsel’s standard form covering valid existence and good standing, corporate power and authority, enforceability, non-contravention of organizational documents, no violation of law and qualification to do business in New York.

6.1.3

Additional Conditions to the Obligations of Seller Parties.  The obligations of Seller Parties are also subject to fulfillment (or written waiver by Seller Parties) at or prior to the Closing Date of each of the following conditions precedent:

(a)

Representations and Warranties True.  The representations and warranties contained in Article 4 shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

(b)

Performance of Covenants. Each Buyer Party shall have duly performed and complied in all material respects with each covenant and agreement required to be performed or complied with by it under this Agreement, in each case, as and when required to be performed or complied with by it prior to or on the Closing Date.

(c)

Certificate of MFC.  MFC shall have delivered to Seller a certificate signed by an officer of MFC to the effect that each of the conditions specified in Sections 6.1.3(a) and (b) of this Agreement has been satisfied in all respects.

(d)

Closing Documents.  Seller shall have received each of the Closing Documents to be delivered by Buyer Parties at or prior to the Closing.

6.2

Termination.

6.2.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)

by mutual agreement of Seller and Buyer;

(b)

by Seller if a material breach of any provision of this Agreement has been committed by any Buyer Party and such breach has not been waived in writing by Seller or cured by such Buyer Party within ten (10) days after receipt of written notice from Seller requesting such breach to be cured;

(c)

subject to Section 7.1, by Buyer if a material breach of any provision of this Agreement has been committed by any Seller Party and such breach has not been waived in writing by Buyer or cured by such Seller Party within ten (10) days after receipt of written notice from Buyer requesting such breach to be cured (or the applicable Acquired Loans have not been removed pursuant to Section 7.1);

(d)

subject to Section 7.1, (i) by Buyer if any of the conditions of Section 6.1.1 and 6.1.2 have not been satisfied on or before October 15, 2008 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition in writing on or before such time; or (ii) by Seller if any of the conditions of Sections 6.1.1 and 6.1.3 have not been satisfied on or before October 15, 2008 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition in writing on or before such time; or

(e)

by Seller on the one hand or Buyer on the other hand, if any Governmental Entity shall have issued a final permanent order enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and the time for appeal or petition for reconsideration of such order shall have expired.

6.2.2

Notice of Termination.  Any party desiring to terminate this Agreement pursuant to this Section 6.2 shall give written notice of such termination to the other party to this Agreement.

6.2.3

Effect of Termination.  If this Agreement is terminated, all further obligations of the Parties or their respective Related Persons shall be terminated without further liability of any party to the other (except as set forth in Sections 5.5, 5.8, this Section 6.2 and Article 9 hereof), and Seller shall have the right to market or sell the Loan Portfolio free of any rights by Buyer under this Agreement; provided, however, that nothing herein shall relieve any party from liability for its fraudulent or intentional misrepresentation, omission or breach of this Agreement or any related agreement or for payment of the amounts set forth in Section 6.2.4 of this Agreement, as applicable.

6.2.4

Release of Deposit Upon Termination.  In the event of any termination by Seller of this Agreement pursuant to Section 6.2.1(b), Seller shall be entitled to (a) the full principal amount of the Deposit which shall be released by the Escrow Agent to Seller pursuant to the terms of the Escrow Agreement and (b) to pursue all legal and equitable remedies against Buyer Parties for any and all losses sustained or incurred as a result of such Buyer’s breach of this Agreement.  In such event, interest on the Deposit shall be released by the Escrow Agent to Seller.  Buyer shall be entitled to a return of the Deposit and interest thereon if this Agreement is terminated for any other reason.

6.2.5

Survival.  The obligations of the Parties to this Agreement under Sections 5.5, 5.8, this Section 6.2 and Article 9 shall survive any such termination.

ARTICLE 7

BUYER PRE-CLOSING REMEDY

7.1

Pre-Closing Remedy.  If, prior to the Closing Date, any Buyer Party or Seller Party discovers the breach of any of the representations, warranties or covenants of Seller Parties set forth in Article 3 of this Agreement as to a particular Acquired Loan, or the conditions precedent to Buyer’s obligations to purchase any particular Acquired Loan have not been satisfied, the party discovering such matter will promptly but in no event after the Closing Date give notice of such discovery to the other party, along with a description of the breach or applicable condition.  Seller shall be allowed an opportunity to cure any breach or condition, and if it is impossible to cure such breach or Seller chooses not to cure or correct the breach or meet such condition, prior to the Closing Date, Seller shall withdraw the subject

Acquired Loan from sale and the Purchase Price will be reduced as set forth in Section 2.3.5(b) hereof.

ARTICLE 8

INDEMNIFICATION

8.1

Seller Parties’ Indemnification Obligations.

8.1.1

Subject to Sections 8.3 and 8.6.1 hereof, after the Closing, Seller Parties shall jointly and severally indemnify and hold harmless Buyer Parties and their respective Affiliates and their respective officers, directors and employees (each a “Buyer Indemnified Party” and together, the “Buyer Indemnified Parties”), from and against any and all Losses arising from or relating to: (i) any breach of any representation or warranty of Seller Parties contained in this Agreement or the Specified Diversified Loan Sale Agreement (without giving effect to any materiality qualifier contained herein or therein); (ii) any breach of any covenants of Seller Parties contained in this Agreement or the Specified Diversified Loan Sale Agreement; or (iii) any Excluded Obligation arising from this Agreement or the Specified Diversified Loan Sale Agreement.  Except as otherwise provided in this Agreement, Seller Parties shall also indemnify and hold harmless the Buyer Indemnified Parties for all Taxes with respect to the Loan Portfolio in this Agreement or the Specified Diversified Loan Sale Agreement for any taxable period ending on or prior to the Closing.  For the avoidance of doubt (and notwithstanding anything otherwise provided herein), the Parties acknowledge and agree that it is the intent of the Parties that Buyer shall assume all credit risk associated with the Acquired Loans. Accordingly, Seller shall have no indemnification obligation hereunder if Buyer is (a) unable to collect from an Obligor of an Acquired Loan or (b) otherwise unable to enforce the terms of an Acquired Loan against an Obligor thereunder; provided, in either case, that Buyer's inability did not result from Seller's breach of a covenant, representation or warranty made by Seller in this Agreement.

8.2

Buyer Parties’ Indemnification Obligations.

8.2.1

Subject to Sections 8.3 and 8.6.2 hereof, after the Closing, Buyer Parties shall jointly and severally indemnify and hold harmless Seller Parties and their respective Affiliates and their respective officers, directors and employees (each a “Seller Indemnified Party” and together, the “Seller Indemnified Parties”), from and against any and all Losses arising from or relating to: (i) the breach of any representation or warranty of Buyer Parties contained in this Agreement or the Specified Diversified Loan Sale Agreement (without giving effect to any materiality qualifier contained herein or therein); (ii) any breach of any covenants of Buyer Parties contained in this Agreement or the Specified Diversified Loan sale Agreement; or (iii) any Assumed Obligation arising from this Agreement or the Specified Diversified Loan Sale Agreement.  Except as otherwise provided in this Agreement, Buyer Parties shall also indemnify and hold harmless the Seller Indemnified Parties for all Taxes assessed against Buyer Parties with respect to the Loan Portfolio in this Agreement or the Specified Diversified Loan Sale Agreement for any taxable period not included in the last sentence of Section 8.1.

8.3

Obligation to Mitigate Losses.  Buyer Indemnified Parties and Seller Indemnified Parties shall use their commercially reasonable efforts to mitigate any actual or potential Loss, in each case to the same extent as it would if such Loss were not subject to indemnification pursuant to the terms of this Agreement.

8.4

Tax Consequences of Indemnification.  Buyer and Seller agree that, unless otherwise required under applicable law, any indemnification payment and any other payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for all Tax purposes.

8.5

Procedures.

8.5.1

Notice of Claims.  The Parties agree that in case any claim is made, any suit or action is commenced, or any Knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification for an Indemnified Party from the other Party (“Indemnifying Party”), the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of notice or Knowledge of such claim, suit, action or state of facts.  Notice to the Indemnifying Party under the preceding sentence shall be given no later than thirty (30) days after receipt by the Indemnified Party of service of process in the event a suit or action has commenced or sixty (60) days under all other circumstances.  The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure.

8.5.2

Inspection and Assistance.  The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each Party will render to the other Party such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

8.5.3

Right to Defend.  The Indemnifying Party shall have the right to defend, compromise and settle any third party suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith.  The Indemnifying Party shall notify the Indemnified Party within thirty (30) days of having been notified pursuant to this Section 8.5 if the Indemnifying Party elects to assume the defense of any such claim, suit or proceeding and employ counsel.  The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party’s expense.

8.5.4

Settlement of Claims.  The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnifying Party, provided that the Indemnifying Party shall have no further liability in respect thereof.

8.5.5

Subrogation.  The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Article 8.  The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

8.6

Limitations on Indemnification.

8.6.1

Notwithstanding anything to the contrary set forth in this Article 8, the Buyer Indemnified Parties shall not be entitled to indemnification for any breach of any representation or warranty or covenants made by Seller Parties pursuant to Section 8.1 of this Agreement, unless and until the aggregate amount of all Losses sustained by Buyer Indemnified Parties exceeds an amount equal to $500,000 (the "Trigger Amount"), it being understood and agreed that once such Losses sustained by the Buyer Indemnified Parties exceed the Trigger Amount, Seller Parties shall be responsible for all Losses incurred by the Buyer Indemnified Parties without regard to the aforementioned Trigger Amount; provided  that Seller Parties’ maximum liability under this Article 8 shall not exceed $1,500,000.

8.6.2

Notwithstanding anything to the contrary set forth in this Article 8, Seller Indemnified Parties shall not be entitled to indemnification for any breach of any representation or warranty or covenants made by Buyer Parties pursuant to Section 8.1 of this Agreement, unless and until the aggregate amount of all Losses sustained by Seller Indemnified Parties exceeds the Trigger Amount, it being understood and agreed that once such Losses sustained by the Seller Indemnified Parties exceed the Trigger Amount, Buyer Parties shall be responsible for all Losses incurred by the Seller Indemnified Parties without regard to the aforementioned Trigger Amount; provided that Buyer Parties’ maximum liability under this Article 8 shall not exceed $1,500,000.

8.7

Survival of Indemnification Obligations.  The obligations of the Parties set forth in this Article 8 shall survive the Closing until June 30, 2009, except that a claim for indemnification for which notice was given pursuant to Section 8.5 by an Indemnified Party prior to June 30, 2009 shall survive until such claim is fully and finally determined.

8.8

Exclusive Remedy.  Absent any fraudulent or intentional misrepresentation, the indemnification provided in this Article 8 shall be the exclusive post-closing remedy available to each Party and its Affiliates and their respective officers, directors and employees in connection with any breach of any representation, warranty, covenant or agreement made by the other party in this Agreement, or for any other matter or claim arising under or in connection with this Agreement, or any of the transactions contemplated hereby.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1

Notices.  Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be delivered or sent by registered or certified mail, return receipt requested in a prepaid envelope, by overnight mail or courier, or by facsimile transmission, to the addresses set forth below or such other addresses as such party shall hereafter specify in accordance with this Section:

If to Seller:	Elk Associates Funding Corporation 747 Third Avenue New York, NY 10017 Attention: Gary C. Granoff, President Telephone: 212-355-2449 Facsimile: 212-759-3338
If to Ameritrans:	Ameritrans Capital Corporation 747 Third Avenue New York, NY 10017 Attention: Michael Feinsod, President Telephone: 212-355-2449 Facsimile: 212-759-3338
For notices to Seller or Ameritrans, with a copy to (which copy shall not constitute notice):	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, NY 10022 Attention: Barry A. Brooks Facsimile: 212-230-7777
If to Buyer:	Medallion Bank 1100 East 6600 South, Suite 510 Salt Lake City, Utah 84121 Attention: John Taggart Telephone: 801-284-7060 Facsimile: 801-284-7077 with a copy to MFC at the address below.
If to MFC:	Medallion Financial Corp. 437 Madison Avenue New York, NY 10022 Attention: General Counsel Telephone: 212-328-3615 Facsimile: 212-328-3614

Such notice or other communication shall be deemed to have been given (i) when delivered, if sent by registered or certified mail or delivered personally or by facsimile transmission, or (ii) on the second following Business Day if sent by overnight mail or overnight courier.

9.2

Severability.  Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the Parties.

9.3

Governing Law.  The Parties agree that this Agreement shall be construed, and the rights and obligations of the Parties under the Agreement shall be determined, in accordance with the substantive laws of the State of New York applicable to contracts to be performed entirely within the State of New York as though this Agreement were to be wholly performed within the State of New York and as though all persons who are Parties were domiciliaries of the State of New York.

9.4

Assignments; Binding Effect.  Neither Party may assign either this Agreement or any rights or obligations hereunder to any entity other than one of its Affiliates without the prior written approval of the other Party.  This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

9.5

Survival.  Seller and Buyer agree that (a) except as expressly limited in this Agreement, the covenants of the Parties herein contained shall survive Closing until 2 years after the Closing Date, shall not merge into the Closing Documents, and shall be independently enforceable, and (b) the representations and warranties of the Parties shall survive Closing until six (6) months after the Closing Date.

9.6

Entire Agreement; Amendments.  This Agreement, including any schedules, and exhibits hereto, and the Confidentiality Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the Parties, written or oral.  The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the Parties.

9.7

Counterparts; Facsimile; PDF.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.

9.8

Announcements.  Neither Buyer Parties nor Seller Parties shall issue any news release or other public notice or communication without the prior consent of the other Party, except (i) as required or expressly permitted by this Agreement, as may be necessary in order to give the notices to obtain prior regulatory approvals, as necessary to consult with attorneys, accountants, employees, or other advisors retained in connection with the transactions contemplated hereby, (ii) as required by court order or otherwise mandated by law or (iii) in connection with disclosure documents required to be prepared by the Parties or any parent or Affiliate of any of the Parties.  Concurrently with the signing of this Agreement, each Party shall be permitted to issue a press release in such form as shall be mutually agreed upon by the Parties.

9.9

Waiver of Jury Trial.  EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

9.10

Consent to Jurisdiction.  The Parties hereby submit to the nonexclusive jurisdiction of the federal and state courts of New York County, New York, in connection with any action arising out of or relating to this Agreement and any of the agreements, instruments and other documents entered into in connection herewith and the Parties hereby irrevocably agree that all claims in respect of any such suit, action or proceeding shall be heard and determined in such courts.  The Parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court or any defense of inconvenient forum for the maintenance of any such suit, action or proceeding.  Each of the Parties agrees that a judgment in any such suit, action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.11

No Third Party Beneficiary.  This Agreement is not intended and shall not be construed to confer upon any Person other than the Parties any rights or remedies hereunder.

9.12

Headings; References; Interpretation.  The headings of the Articles, Sections and subsections of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning or interpretation of any of the terms or provisions of this Agreement.  The references herein to Articles, Sections and subsections, and Schedules, unless otherwise indicated, are references to sections and subsections of and schedules to this Agreement.  Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural number, all words in the plural number shall extend to and include the singular number, and all words in any gender shall extend to and include all genders.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting or causing this instrument to be drafted.

9.13

Waiver.  No waiver by a Party of another Party’s breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.14

Currency Designation.  Except as expressly provided herein, all amounts specified in this Agreement shall be in United States dollars.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and sealed as of the day and year first written above.

AMERITRANS: AMERITRANS CAPITAL CORPORATION By: Name: Michael Feinsod Title: President

BUYER: MEDALLION BANK By: Name: Title:

MFC: MEDALLION FINANCIAL CORP. By:_______________________________________ Name: Title:

SELLER: ELK ASSOCIATES FUNDING CORPORATION By: Name: Gary C. Granoff Title: President

[Signature Page to Loan Portfolio Sale and Purchase Agreement]

Schedule A SCHEDULE OF ACQUIRED LOANS

Loan Number	Paid Thru Date	Loan Balance	Interest Due	Funding Date	No. Pmts	Rate	Original Balance	Loan Type	Monthly Payment

Boston Loans	Includes Boston, Cambridge and Sommerville
EAF043780	06/01/2008	100,221.80	0.00	02/06/2003	144	7.25	124,500.00	Balloon	1,138.55
EAF043779	06/01/2008	129,488.44	0.00	02/06/2003	176	7.25	162,500.00	Balloon	1,486.06
EAF043841	06/01/2008	127,807.67	0.00	05/07/2003	177	7.00	165,000.00	Balloon	1,488.25
EAF043842	06/01/2008	45,691.43	0.00	05/07/2003	179	8.00	51,000.00	Balloon	453.98
EAF044295	06/01/2008	215,030.62	0.00	03/16/2006	180	7.50	235,000.00	Balloon	2,178.48
EAF044325	06/01/2008	166,598.33	0.00	06/07/2006	180	7.50	180,000.00	Balloon	1,668.62
EAF044347	06/01/2008	249,474.80	0.00	09/21/2006	228	7.90	260,000.00	Balloon	2,205.77
EAF044348	06/01/2008	249,474.80	0.00	09/21/2006	228	7.90	260,000.00	Balloon	2,205.77
EAF044356	06/01/2008	228,855.69	0.00	11/01/2006	180	7.90	243,500.00	Balloon	2,312.98
EAF044382	06/01/2008	209,524.35	0.00	01/31/2007	252	8.13	215,000.00	Balloon	1,780.91
EAF044403	05/01/2008	293,604.06	0.00	03/01/2007	180	8.13	305,000.00	Balloon	2,936.79
EAF044415	04/01/2008	248,298.22	1,255.01	04/09/2007	264	8.25	250,000.00	Balloon	2,055.56
EAF044430	06/01/2008	68,588.62	0.00	05/02/2007	144	8.25	73,500.00	Balloon	805.71
EAF044457	06/01/2008	43,984.75	0.00	06/07/2007	144	8.25	46,300.00	Balloon	507.54
EAF044458	06/01/2008	45,412.22	0.00	06/07/2007	144	8.25	47,700.00	Balloon	522.89
EAF044456	06/01/2008	240,409.32	0.00	06/07/2007	240	8.25	245,000.00	Balloon	2,087.56
EAF044465	06/01/2008	96,849.52	0.00	06/26/2007	180	8.50	100,000.00	Balloon	984.74
EAF044467	06/01/2008	43,646.17	0.00	06/27/2007	120	8.25	46,500.00	Balloon	570.33
EAF044471	07/01/2008	36,805.53	0.00	06/28/2007	99	8.25	40,000.00	Balloon	555.56
EAF044516	06/01/2008	320,248.55	0.00	10/16/2007	300	8.75	322,500.00	Balloon	2,651.41
EAF044524	06/01/2008	312,347.73	0.00	10/26/2007	276	8.50	315,000.00	Balloon	2,602.17
EAF044525	06/01/2008	66,194.64	0.00	11/01/2007	180	8.75	67,500.00	Balloon	674.63
EAF044533	06/01/2008	295,019.37	0.00	11/15/2007	216	8.75	298,500.00	Balloon	2,748.86
EAF044547	06/01/2008	204,840.93	0.00	12/20/2007	288	8.25	206,000.00	Balloon	1,644.90
EAF044555	06/01/2008	179,881.51	0.00	12/28/2007	216	9.00	181,600.00	Balloon	1,700.58
EAF044562	06/01/2008	338,709.96	0.00	02/06/2008	264	8.75	340,000.00	Balloon	2,906.06
Total: Boston		4,557,009.03

EAF053047	06/01/2008	29,541.63	0.00	12/03/1999	60	10.90	60,000.00	Regular	989.10

1

EAF053062	05/01/2008	29,561.60	0.00	12/15/1999	72	11.90	60,000.00	Regular	937.06
EAF053140	05/01/2008	19,548.91	170.70	03/17/2000	72	10.75	60,000.00	Regular	1,073.27
EAF053227	05/01/2008	39,526.23	0.00	07/28/2000	138	12.00	52,000.00	Balloon	591.75
EAF053320	05/01/2008	33,016.21	0.00	12/11/2000	120	11.00	60,000.00	Balloon	669.98
EAF053349	05/01/2008	38,088.19	333.27	02/07/2001	120	10.50	62,500.00	Balloon	828.64
EAF053597	08/01/2008	34,047.68	0.00	05/08/2002	130	11.50	58,500.00	Regular	757.72
EAF053655	06/01/2008	23,305.54	0.00	08/21/2002	60	11.00	57,000.00	Regular	763.00
EAF053689	07/01/2008	24,800.95	0.00	09/26/2002	104	11.50	58,500.00	Regular	860.96
EAF053707	05/01/2008	40,078.92	56.95	10/25/2002	120	11.00	44,000.00	Balloon	675.65
EAF053713	06/01/2008	33,679.44	0.00	11/19/2002	48	8.75	60,000.00	Regular	988.92
EAF053760	06/01/2008	19,259.12	0.00	01/15/2003	84	10.50	60,000.00	Regular	1,011.64
EAF053794	06/01/2008	1,540.09	0.00	02/19/2003	31	11.00	20,000.00	Regular	434.85
EAF053871	07/01/2008	17,008.01	0.00	09/11/2003	84	11.50	40,000.00	Regular	695.46
EAF053887	06/01/2008	143,421.44	0.00	10/31/2003	144	6.00	205,000.00	Balloon	2,000.49
EAF053893	06/01/2008	137,462.37	0.00	10/31/2003	144	6.00	205,000.00	Balloon	2,000.49
EAF053899	05/01/2008	145,969.08	729.85	11/30/2003	144	6.00	205,000.00	Balloon	2,000.49
EAF053929	05/01/2008	42,453.91	406.85	01/16/2004	120	11.50	59,000.00	Balloon	687.22
EAF053948	06/01/2008	46,207.44	0.00	01/20/2004	180	5.25	58,500.00	Balloon	470.27
EAF053936	06/01/2008	27,471.23	0.00	01/26/2004	84	10.75	59,000.00	Regular	1,007.23
EAF053996	06/01/2008	46,718.65	0.00	04/12/2004	180	5.25	58,500.00	Balloon	470.27
EAF053997	06/01/2008	46,658.46	0.00	04/15/2004	180	5.25	58,500.00	Balloon	470.27
EAF054027	06/01/2008	47,557.54	0.00	06/25/2004	180	5.25	58,500.00	Balloon	470.27
EAF054048	06/01/2008	583,312.95	0.00	08/31/2004	180	5.00	711,600.00	Regular	5,627.29
EAF054065	05/13/2008	9,703.93	42.34	10/13/2004	180	5.25	11,700.00	Balloon	94.05
EAF054074	06/01/2008	29,569.54	0.00	10/29/2004	96	11.00	45,000.00	Regular	706.88
EAF054084	06/01/2008	24,447.01	0.00	12/03/2004	72	9.95	48,500.00	Regular	897.28
EAF054086	05/13/2008	9,810.17	42.79	12/13/2004	180	5.25	11,700.00	Balloon	94.05
EAF054103	10/01/2008	11,818.40	0.00	12/20/2004	54	11.50	36,154.03	Regular	833.84
EAF054102	10/01/2008	6,121.12	0.00	12/20/2004	46	12.50	36,683.52	Regular	983.48
EAF054100	11/01/2008	27,553.56	0.00	12/20/2004	84	10.00	44,298.37	Regular	713.44
EAF054110	10/01/2008	13,321.91	0.00	12/27/2004	56	11.50	37,169.59	Regular	833.80
EAF054115	10/01/2008	28,697.57	0.00	12/29/2004	84	9.00	46,852.34	Regular	731.24
EAF054116	10/01/2008	37,971.70	0.00	12/29/2004	124	9.00	48,306.10	Regular	578.52
EAF054117	10/01/2008	37,885.69	0.00	12/29/2004	125	9.00	48,154.11	Regular	576.00

2

EAF054118	10/01/2008	37,775.02	0.00	12/29/2004	124	9.00	48,057.17	Regular	575.56
EAF054119	10/01/2008	28,917.74	0.00	12/29/2004	84	9.00	47,212.82	Regular	736.88
EAF054120	10/01/2008	28,763.87	0.00	12/29/2004	84	9.00	46,961.62	Regular	732.96
EAF054121	10/01/2008	38,024.55	0.00	12/29/2004	124	9.00	48,418.17	Regular	580.60
EAF054122	10/01/2008	37,947.44	0.00	12/29/2004	124	9.00	48,320.61	Regular	579.44
EAF054123	10/01/2008	38,127.41	0.00	12/29/2004	124	9.00	48,550.19	Regular	582.20
EAF054124	10/01/2008	37,538.84	0.00	12/29/2004	124	9.00	47,755.27	Regular	571.92
EAF054125	10/01/2008	28,853.07	0.00	12/29/2004	85	9.00	46,982.27	Regular	731.68
EAF054126	10/01/2008	37,806.31	0.00	12/29/2004	124	9.00	48,097.09	Regular	576.04
EAF054127	10/01/2008	28,617.61	0.00	12/29/2004	85	9.00	46,600.68	Regular	725.76
EAF054128	10/01/2008	28,713.27	0.00	12/29/2004	84	9.00	46,879.36	Regular	731.68
EAF054129	10/01/2008	37,606.68	0.00	12/29/2004	124	9.00	47,843.17	Regular	573.00
EAF054130	10/01/2008	37,279.43	0.00	12/29/2004	124	9.00	47,470.00	Regular	569.24
EAF054132	10/01/2008	29,123.56	0.00	12/29/2004	84	9.00	47,548.68	Regular	742.12
EAF054133	10/01/2008	37,700.98	0.00	12/29/2004	124	9.00	48,005.51	Regular	575.64
EAF054135	10/01/2008	37,636.27	0.00	12/29/2004	124	9.00	47,880.46	Regular	573.44
EAF054136	10/01/2008	37,317.95	0.00	12/29/2004	124	9.00	47,474.45	Regular	568.56
EAF054157	11/01/2008	10,106.38	0.00	01/24/2005	48	13.00	41,523.39	Regular	1,081.52
EAF054167	10/01/2008	5,780.63	0.00	01/27/2005	45	10.00	36,949.56	Regular	967.68
EAF054171	09/01/2008	23,267.06	0.00	01/28/2005	68	11.75	44,299.26	Regular	865.84
EAF054180	08/01/2008	27,587.58	0.00	02/03/2005	78	10.50	45,000.00	Regular	781.52
EAF054183	08/01/2008	6,036.87	0.00	02/07/2005	44	12.25	37,047.24	Regular	1,029.52
EAF054192	06/01/2008	119.78	0.00	02/18/2005	36	9.80	20,000.00	Regular	643.47
EAF054206	10/01/2008	22,301.53	0.00	03/17/2005	62	11.75	46,163.41	Regular	973.40
EAF054208	09/01/2008	20,196.56	0.00	03/23/2005	64	11.75	39,524.27	Regular	809.32
EAF054217	06/01/2008	13,021.93	0.00	04/22/2005	60	11.00	29,000.00	Regular	630.53
EAF054219	06/01/2008	12,432.64	0.00	04/29/2005	60	11.00	28,000.00	Regular	608.79
EAF054241	06/01/2008	272,479.71	0.00	08/09/2005	219	6.50	304,500.00	Balloon	2,500.00
EAF054242	06/01/2008	272,479.71	0.00	08/09/2005	219	6.50	304,500.00	Balloon	2,500.00
EAF054243	06/01/2008	272,479.71	0.00	08/09/2005	219	6.50	304,500.00	Balloon	2,500.00
EAF054244	06/01/2008	272,479.71	0.00	08/09/2005	219	6.50	304,500.00	Balloon	2,500.00
EAF054257	07/01/2008	30,748.18	0.00	10/24/2005	84	12.00	42,500.00	Regular	750.24
EAF054269	06/01/2008	43,720.05	0.00	01/09/2006	84	11.00	58,500.00	Regular	1,001.66
EAF054278	06/01/2008	29,999.38	0.00	02/09/2006	72	10.75	43,000.00	Balloon	812.97

3

EAF054279	06/01/2008	268,627.22	0.00	02/14/2006	273	6.50	304,500.00	Balloon	2,500.00
EAF054291	06/01/2008	0.00	0.00	03/09/2006	20	13.00	5,000.00	Regular	276.16
EAF054309	06/01/2008	31,107.65	0.00	04/25/2006	72	10.75	43,000.00	Balloon	812.97
EAF054321	08/01/2008	9,091.67	0.00	05/25/2006	39	10.50	20,000.00	Regular	598.32
EAF054324	06/01/2008	278,925.20	0.00	05/31/2006	121	6.50	304,500.00	Balloon	2,500.00
EAF054328	06/01/2008	452,063.93	0.00	06/12/2006	144	5.00	519,750.00	Balloon	4,764.29
EAF054345	05/01/2008	45,442.66	0.00	09/12/2006	120	10.75	50,000.00	Balloon	681.69
EAF054346	06/01/2008	41,111.26	0.00	09/14/2006	84	10.25	50,000.00	Balloon	836.53
EAF054350	06/01/2008	44,770.15	0.00	10/16/2006	72	10.25	56,500.00	Regular	1,053.85
EAF054355	06/01/2008	41,868.01	0.00	10/30/2006	72	11.25	52,500.00	Regular	1,006.02
EAF054359	06/01/2008	12,013.53	0.00	11/06/2006	48	9.25	18,000.00	Regular	450.07
EAF054383	06/01/2008	45,463.70	0.00	02/01/2007	84	10.25	52,850.00	Balloon	884.21
EAF054385	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054386	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054387	06/01/2008	176,833.97	0.00	02/05/2007	180	8.00	185,250.00	Balloon	1,770.35
EAF054388	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054389	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054390	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054391	06/01/2008	235,778.72	0.00	02/05/2007	180	8.00	247,000.00	Balloon	2,360.46
EAF054397	06/01/2008	43,817.33	0.00	02/14/2007	60	10.50	55,000.00	Regular	1,182.16
EAF054398	06/01/2008	96,672.46	0.00	02/16/2007	84	12.50	110,000.00	Regular	1,971.34
EAF054406	06/01/2008	56,680.40	0.00	03/20/2007	84	10.25	64,500.00	Balloon	1,079.13
EAF054420	06/01/2008	34,317.85	0.00	04/18/2007	48	8.75	45,000.00	Regular	1,114.49
EAF054423	08/01/2008	638,767.72	0.00	04/19/2007	180	10.00	652,800.00	Balloon	6,466.48
EAF054424	08/01/2008	718,613.56	0.00	04/19/2007	180	10.00	734,400.00	Balloon	7,274.80
EAF054428	05/01/2008	18,764.86	0.00	05/01/2007	36	8.75	26,000.00	Regular	823.77
EAF054431	06/01/2008	30,392.33	0.00	05/03/2007	72	9.00	35,000.00	Balloon	630.89
EAF054438	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054439	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054440	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054441	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054442	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054443	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054444	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09

4

EAF054445	06/01/2008	64,416.12	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054446	06/01/2008	64,417.01	0.00	05/16/2007	240	10.00	65,500.00	Balloon	632.09
EAF054461	07/01/2008	0.00	0.00	06/11/2007	120	10.95	63,750.00	Balloon	876.35
EAF054464	06/01/2008	61,013.53	0.00	06/15/2007	110	8.00	64,500.00	Balloon	789.34
EAF054469	06/01/2008	61,772.48	0.00	06/27/2007	120	9.00	63,000.00	Balloon	798.06
EAF054481	06/01/2008	73,096.93	0.00	07/12/2007	120	10.00	77,000.00	Balloon	1,017.56
EAF054483	06/01/2008	55,056.40	0.00	07/13/2007	36	9.00	75,000.00	Regular	2,384.98
EAF054494	06/01/2008	46,588.46	0.00	08/15/2007	120	8.50	49,000.00	Balloon	607.53
EAF054499	06/01/2008	75,649.80	0.00	08/21/2007	120	10.00	79,250.00	Balloon	1,047.29
EAF054504	06/01/2008	69,142.13	0.00	08/29/2007	240	10.00	70,000.00	Balloon	675.52
EAF054510	06/01/2008	198,005.86	0.00	09/20/2007	240	8.75	200,000.00	Balloon	1,767.42
EAF054515	06/01/2008	76,959.43	0.00	10/05/2007	120	8.50	80,000.00	Balloon	991.89
EAF054514	06/01/2008	71,354.12	0.00	10/05/2007	120	10.00	75,000.00	Balloon	991.13
EAF054521	06/01/2008	54,792.24	0.00	10/18/2007	76	9.00	58,500.00	Regular	990.56
EAF054526	06/01/2008	83,320.01	0.00	11/01/2007	180	8.50	85,000.00	Balloon	837.03
EAF054527	06/01/2008	62,529.54	0.00	11/01/2007	120	8.50	65,000.00	Balloon	805.91
EAF054528	06/01/2008	73,549.59	0.00	11/01/2007	180	8.75	75,000.00	Balloon	749.59
EAF054535	06/01/2008	83,626.70	0.00	11/27/2007	180	9.00	85,000.00	Balloon	862.13
EAF054537	05/01/2008	83,808.51	591.58	11/30/2007	180	8.50	85,000.00	Balloon	837.03
EAF054538	05/01/2008	75,692.79	0.00	11/30/2007	120	8.50	77,000.00	Balloon	954.69
EAF054540	06/01/2008	16,688.77	0.00	12/06/2007	60	8.25	40,000.00	Regular	815.85
EAF054541	06/01/2008	72,978.36	0.00	12/10/2007	120	8.50	75,000.00	Balloon	929.89
EAF054545	05/01/2008	76,384.94	363.23	12/14/2007	180	9.00	77,000.00	Balloon	780.99
EAF054544	06/01/2008	285,000.00	0.00	12/14/2007	180	9.00	285,000.00	Interest Only	2,137.50
EAF054550	05/01/2008	49,071.96	377.47	12/24/2007	120	9.25	50,000.00	Regular	640.16
EAF054553	06/01/2008	59,272.57	0.00	12/27/2007	84	8.75	62,000.00	Regular	989.67
EAF054554	06/01/2008	85,000.00	0.00	12/28/2007	239	9.00	85,000.00	Interest Only	637.50
EAF054557	06/01/2008	59,358.59	0.00	01/14/2008	180	9.00	60,000.00	Balloon	608.56
EAF054559	05/01/2008	77,923.11	584.42	01/17/2008	84	9.00	80,000.00	Balloon	1,287.13
EAF054560	06/01/2008	94,152.69	0.00	01/25/2008	180	11.00	95,000.00	Balloon	1,079.77
EAF054561	06/01/2008	84,290.15	0.00	02/04/2008	180	8.50	85,000.00	Balloon	837.03
EAF054563	06/01/2008	418,080.06	0.00	02/06/2008	120	8.25	425,000.00	Balloon	5,212.74
EAF054565	06/01/2008	39,232.66	0.00	02/08/2008	108	8.00	40,000.00	Balloon	520.75
EAF054569	06/01/2008	68,906.65	0.00	02/28/2008	120	9.00	70,000.00	Balloon	886.73

5

EAF054571	06/01/2008	84,118.23	0.00	03/10/2008	120	9.00	85,000.00	Regular	1,076.74	1		4/1/2018
EAF054572	06/01/2008	56,479.49	0.00	03/13/2008	41	8.00	59,000.00	Regular	1,649.40	1		9/1/2011
EAF054574	06/01/2008	72,198.88	0.00	03/18/2008	120	8.00	74,000.00	Balloon	897.82	1		4/1/2013
EAF054576	06/01/2008	78,393.31	0.00	03/18/2008	120	8.00	80,000.00	Balloon	970.62	1		4/1/2013
EAF054575	06/01/2008	83,492.71	0.00	03/18/2008	84	8.25	85,000.00	Regular	1,335.44	1		4/1/2015
EAF054577	06/01/2008	91,245.39	0.00	03/19/2008	144	8.25	92,000.00	Balloon	1,008.51	1		4/1/2013
EAF054580	06/01/2008	85,004.19	0.00	03/24/2008	180	8.00	85,500.00	Balloon	817.08	1		4/1/2013
EAF054579	06/01/2008	154,120.80	0.00	03/24/2008	180	8.25	155,000.00	Balloon	1,503.72	2		4/1/2013
EAF054582	06/01/2008	74,565.08	0.00	03/26/2008	180	8.00	75,000.00	Balloon	716.74	1		4/1/2013
EAF054583	06/01/2008	89,745.62	0.00	04/08/2008	180	8.25	90,000.00	Balloon	873.13	1		5/1/2013
EAF054585	06/01/2008	84,754.37	0.00	04/17/2008	180	8.00	85,000.00	Balloon	812.30	1		5/1/2013
EAF054588	06/01/2008	199,422.03	0.00	04/25/2008	180	8.00	200,000.00	Balloon	1,911.30	2		5/1/2013
EAF054587	06/01/2008	49,730.49	0.00	04/25/2008	120	8.25	50,000.00	Balloon	613.26	1		5/1/2013
EAF054589	06/01/2008	80,000.00	0.00	05/02/2008	180	8.00	80,000.00	Balloon	764.52	1		6/1/2013
EAF054592	06/01/2008	82,000.00	0.00	05/09/2008	180	8.00	82,000.00	Balloon	783.63	1		6/1/2013
EAF054590	06/01/2008	91,000.00	0.00	05/09/2008	24	9.00	91,000.00	Regular	4,157.31	*	Car Loan - Secured by liens on 11 medallions	6/1/2010
EAF054596	06/01/2008	71,000.00	0.00	05/15/2008	120	8.00	71,000.00	Balloon	861.43	1		6/1/2013
EAF054597	06/01/2008	150,000.00	0.00	05/19/2008	180	8.00	180,000.00	Balloon	1,720.17	2		6/1/2013
EAF054598	06/01/2008	68,000.00	0.00	05/19/2008	120	8.00	68,000.00	Balloon	825.03	1		6/1/2013
EAF054599	06/01/2008	100,000.00	266.67	05/20/2008	180	8.00	100,000.00	Balloon	955.65	1		6/1/2013
EAF054603	06/01/2008	50,620.00	0.00	06/27/2008	84	8.00	50,620.00	Balloon	788.97	19		7/1/2013
EAF054604	06/01/2008	45,000.00	0.00	06/27/2008	144	8.25	45,000.00	Balloon	493.29	4		7/1/2013
EAF054605	06/01/2008	348,000.00	0.00	06/27/2008	144	8.25	348,000.00	Balloon	3,814.80	3		7/1/2013
EAF054606	06/01/2008	232,000.00	0.00	06/27/2008	144	8.25	232,000.00	Balloon	2,543.20	2		7/1/2013
Total: Chicago		14,203,076.97

Florida Loans

6

EAF063697	06/01/2008	28,459.32	0.00	10/11/2002	92	14.50	66,500.00	Regular	1,300.00
EAF063846	06/01/2008	31,813.95	0.00	05/20/2003	131	10.00	59,328.00	Balloon	745.90
EAF063860	06/01/2008	60,194.73	0.00	07/23/2003	203	13.00	67,450.00	Balloon	904.00
EAF063892	06/01/2008	52,850.67	0.00	10/10/2003	120	14.00	71,250.00	Balloon	1,164.50
EAF063908	06/01/2008	9,642.96	0.00	12/11/2003	87	13.00	17,575.00	Balloon	325.00
EAF063909	06/01/2008	49,720.77	0.00	12/11/2003	98	13.00	80,100.00	Balloon	1,516.67
EAF063906	06/01/2008	61,460.94	0.00	12/11/2003	111	14.00	80,820.00	Balloon	1,437.00
EAF064004	06/01/2008	64,009.52	0.00	04/27/2004	108	14.00	87,400.00	Balloon	1,500.00
EAF064041	06/01/2008	64,022.04	0.00	08/05/2004	141	14.00	73,340.00	Balloon	1,125.00
EAF064053	06/01/2008	52,570.95	0.00	09/15/2004	114	15.00	65,075.00	Balloon	1,130.00
EAF064082	06/01/2008	78,795.22	0.00	11/22/2004	120	13.50	95,000.00	Balloon	1,522.74
EAF064156	06/01/2008	78,539.52	0.00	01/21/2005	215	12.50	85,500.00	Balloon	936.00
EAF064223	06/01/2008	97,092.32	0.00	05/02/2005	174	12.00	101,650.00	Balloon	1,300.00
EAF064226	06/01/2008	13,170.98	0.00	05/25/2005	84	11.50	24,510.00	Regular	448.57
EAF064254	06/01/2008	248,502.89	0.00	10/05/2005	284	9.00	257,642.00	Balloon	2,195.28
EAF064258	06/01/2008	19,482.59	0.00	11/03/2005	84	13.00	24,985.00	Balloon	478.45
EAF064262	06/01/2008	70,054.16	0.00	12/01/2005	122	13.00	77,235.00	Balloon	1,200.00
EAF064264	06/01/2008	105,195.79	0.00	12/08/2005	342	12.00	101,080.00	Balloon	1,100.00
EAF064266	06/01/2008	209,309.06	0.00	12/15/2005	179	13.00	211,375.00	Balloon	2,800.00
EAF064276	06/01/2008	87,729.26	0.00	02/08/2006	114	12.00	97,280.00	Balloon	1,500.00
EAF064287	06/01/2008	125,622.64	0.00	03/09/2006	254	12.00	125,677.50	Balloon	1,400.00
EAF064296	06/01/2008	123,721.93	0.00	03/16/2006	218	9.50	132,715.00	Balloon	1,280.10
EAF064297	06/01/2008	49,901.41	0.00	03/23/2006	96	12.00	59,670.00	Regular	994.67
EAF064301	06/01/2008	144,938.57	0.00	03/29/2006	240	11.00	146,250.00	Balloon	1,548.28
EAF064302	06/01/2008	131,996.89	0.00	04/03/2006	222	9.75	138,157.50	Balloon	1,345.77
EAF064305	06/01/2008	147,175.68	0.00	04/19/2006	276	12.00	146,250.00	Balloon	1,600.00
EAF064312	06/01/2008	197,639.84	0.00	04/27/2006	194	10.00	209,720.00	Balloon	2,184.29
EAF064313	06/01/2008	104,640.31	0.00	04/28/2006	180	10.00	112,125.00	Balloon	1,204.90
EAF064314	06/01/2008	75,968.88	0.00	05/01/2006	132	10.00	88,690.00	Balloon	1,110.39
EAF064322	06/01/2008	136,886.07	0.00	05/25/2006	192	10.00	145,040.00	Balloon	1,516.98
EAF064331	03/01/2008	98,411.04	3,065.94	06/29/2006	162	12.50	103,800.00	Balloon	1,325.00
EAF064333	06/01/2008	91,197.38	0.00	07/19/2006	203	10.25	123,975.00	Balloon	1,288.10
EAF064338	06/01/2008	125,203.95	0.00	08/09/2006	240	10.25	128,968.00	Balloon	1,266.01

7

EAF064364	06/01/2008	103,283.75	0.00	11/17/2006	96	10.25	122,760.00	Balloon	1,879.06
EAF064367	06/01/2008	136,067.24	0.00	12/08/2006	296	10.00	271,260.00	Balloon	1,262.03
EAF064370	06/01/2008	133,978.32	0.00	12/15/2006	255	10.00	136,818.00	Balloon	1,296.35
EAF064381	06/01/2008	167,256.48	0.00	01/30/2007	131	10.00	180,279.00	Balloon	2,266.56
EAF064413	06/01/2008	59,374.44	0.00	04/04/2007	64	12.50	70,200.00	Regular	1,510.00
EAF064422	06/01/2008	129,514.75	0.00	04/19/2007	187	10.00	133,650.00	Balloon	1,416.29
EAF064426	06/01/2008	132,047.16	0.00	04/27/2007	256	12.50	270,000.00	Balloon	1,502.97
EAF064436	06/01/2008	123,046.71	0.00	05/04/2007	161	12.50	126,900.00	Balloon	1,625.00
EAF064434	06/01/2008	146,701.40	0.00	05/04/2007	157	13.00	151,300.00	Balloon	2,000.00
EAF064447	06/01/2008	152,619.16	0.00	05/29/2007	174	13.00	156,500.00	Balloon	2,000.00
EAF064473	06/01/2008	117,712.61	0.00	06/28/2007	235	13.00	119,000.00	Balloon	1,400.00
EAF064474	06/01/2008	75,569.69	0.00	06/28/2007	98	13.00	81,000.00	Balloon	1,345.00
EAF064477	06/01/2008	112,828.63	0.00	07/09/2007	225	10.00	114,642.00	Balloon	1,129.99
EAF064484	06/01/2008	136,860.87	0.00	07/17/2007	272	10.00	138,600.00	Balloon	1,289.98
EAF064489	06/01/2008	142,646.38	0.00	08/08/2007	312	10.00	143,550.00	Balloon	1,293.35
EAF064488	06/01/2008	148,622.84	0.00	08/08/2007	324	13.00	149,100.00	Balloon	1,666.01
EAF064496	06/01/2008	223,515.48	0.00	08/17/2007	212	10.00	227,808.00	Balloon	2,293.19
EAF064500	07/01/2008	0.00	0.00	08/23/2007	172	13.00	100,900.00	Balloon	1,400.00
EAF064503	06/01/2008	115,200.44	0.00	08/28/2007	194	10.00	119,295.00	Balloon	1,242.49
EAF064511	06/01/2008	66,915.25	0.00	09/21/2007	309	14.00	67,100.00	Balloon	805.00
EAF064512	06/01/2008	150,392.07	0.00	09/27/2007	285	10.00	151,470.00	Balloon	1,393.11
EAF064518	06/01/2008	166,875.52	0.00	10/17/2007	180	13.00	169,100.00	Balloon	2,139.52
EAF064536	06/01/2008	158,029.70	0.00	11/29/2007	180	12.00	160,000.00	Balloon	1,920.27
EAF064543	06/01/2008	86,888.66	0.00	12/14/2007	120	10.00	89,100.00	Balloon	1,177.46
EAF064542	06/01/2008	61,365.84	0.00	12/14/2007	99	14.00	63,100.00	Balloon	1,075.00
EAF064546	06/01/2008	104,062.85	0.00	12/19/2007	300	13.00	104,300.00	Balloon	1,176.33
EAF064549	06/01/2008	136,197.00	0.00	12/21/2007	240	10.00	137,115.00	Balloon	1,323.19
EAF064551	06/01/2008	64,985.46	0.00	12/26/2007	60	13.00	69,200.00	Regular	1,574.51
EAF064558	07/01/2008	0.00	0.00	01/17/2008	120	13.00	80,000.00	Balloon	1,194.49
EAF064566	06/01/2008	90,596.38	0.00	02/11/2008	146	10.00	91,575.00	Balloon	1,086.63	1	3/1/2013
EAF064567	06/01/2008	139,215.02	0.00	02/13/2008	282	10.00	139,590.00	Balloon	1,287.21	1	3/1/2013
EAF064568	06/01/2008	150,811.75	0.00	02/13/2008	231	10.00	151,470.00	Balloon	1,479.85	1	3/1/2013
EAF064570	06/01/2008	178,511.52	0.00	03/07/2008	120	10.00	180,279.00	Balloon	2,382.40	2	4/1/2013
EAF064573	06/01/2008	109,346.50	0.00	03/13/2008	142	13.00	110,000.00	Balloon	1,516.66	1	4/1/2013

8

EAF064584	06/01/2008	29,722.78	0.00	04/16/2008	72	13.00	30,000.00	Regular	602.22	1	5/1/2014
EAF064593	06/01/2008	69,600.00	0.00	05/12/2008	299	12.50	69,600.00	Balloon	758.89	1	6/1/2013
EAF064594	06/01/2008	45,800.00	0.00	05/12/2008	60	13.00	45,800.00	Regular	1,030.41	1	6/1/2013
EAF064595	06/01/2008	148,500.00	0.00	05/13/2008	166	10.00	148,500.00	Balloon	1,651.63	1	6/1/2013
EAF064600	06/01/2008	59,400.00	0.00	06/06/2008	56	10.00	59,400.00	Regular	1,331.73	1	3/1/2013
EAF064601	06/01/2008	130,000.00	0.00	06/27/2008	180	13.00	130,000.00	Balloon	1,644.81	1	7/1/2013
EAF064602	06/01/2008	127,000.00	0.00	06/27/2008	240	13.00	127,000.00	Balloon	1,487.90	1	7/1/2013
EAF064608		145,530.00	0.00	06/30/2008	276	10.00	145,530.00	Balloon	1,349.33	1	7/1/2013

Total: Florida		7,812,514.88

TOTAL MEDALLIONS		26,572,600.88

9

Schedules A-1 & A-2

SCHEDULE OF ACQUIRED LOANS TO BE SOLD AT 100.5% OF THEIR UNPAID PRINCIPAL BALANCE

AND

SCHEDULE OF ACQUIRED LOANS TO BE SOLD AT 99.5% OF THEIR UNPAID PRINCIPAL BALANCE

Loan Number	Paid Thru Date	Loan Balance	Interest Due	Funding Date	No. Pmts	Rate	Original Balance	Loan Type	Monthly Payment
EAF053915	06/01/2008	239,895.68	0.00	12/15/2003	144	4.00	349,500.00	Balloon	3,059.97
EAF053944	06/01/2008	242,100.85	0.00	01/30/2004	144	4.00	349,500.00	Balloon	3,059.97
EAF053945	06/01/2008	242,100.85	0.00	01/30/2004	144	4.00	349,500.00	Balloon	3,059.97
EAF053969	06/01/2008	287,681.48	0.00	02/27/2004	144	4.00	407,750.00	Balloon	3,569.97

THE LOANS LISTED ABOVE WILL BE SOLD AT 100.5% - Schedule A-1

THE LOAN LISTED BELOW WILL BE SOLD AT 99.5% - Schedule A-2
EAF053946	06/01/2008	1,092,128.20	2,500.00	01/30/2004	240	4.56	1,449,000.00	Balloon	8,980.52	*

Note:  EAF 053946 adjusts quarterly to the 90 day LIBOR rate plus 150 basis points.  On the quarterly change date of July 1,2008 this loan required a monthly payment of $6,890.49 and the interest rate commencing on July 1, 2008 was reduced to 4.18%

10

Schedule B

SCHEDULE OF SPECIAL DIVERSIFIED LOANS TO BE ACQUIRED PRIOR TO CLOSING

Loan Number	Paid Thru Date	Loan Balance	Interest Due	Funding Date	No. Pmts	Rate	Original Balance	Loan Type	Monthly Payment
SPECIAL DIVERSIFIED
EAF024342	06/01/2008	1,989,638.36	0.00	08/22/2006	240	7.75	2,000,000.00	Regular	16,420.73
		1,989,638.36
Medallion Loan owned by Ameritrans
ATC001038	06/01/2008	40,753.60	0.00	01/17/2017	170	10.00	42,710.46	Balloon	470.76

11

Schedule 2.1.2(f)(i)

LOANS WITH A LTV IN EXCESS OF 80%

Loan Number	Loan Balance	# of Medallions	Dollar amount in excess of 80%
EAF054605	348,000.00	3	37,200.00	Chicago
EAF054606	232,000.00	2	24,800.00	Chicago
EAF044555	179,881.00	1	20,000.00	Sommerville, MA

12

Schedule 2.1.2(f)(ii)

METHODOLOGY AND ACCOUNTING PRINCIPLES FOR DETERMINING LTV

	June 2008 Market Value	80% LTV
Chicago Taxi Loans	129,500	103,600
Miami Taxi Loans	210,000	168,000
Boston, MA	385,000	308,000
Cambridge, MA	425,000	340,000
Sommerville, MA	200,000	160,000

13

Schedule 3.1.4

EXISTING ENCUMBRANCES TO BE SATISFIED AT OR PRIOR TO CLOSING

Israel Discount Bank of New York as Custodian for Israel Discount Bank of New York, Citibank, NA, Bank Leumi USA, and The US Small Business Administration, per agreements dated September 1993 with Elk Associates Funding Corporation

14

Schedule 3.1.7(a)

LOANS WITH A FINAL SCHEDULED PAYMENT DATE DUE MORE THAN 120 MONTHS AFTER THE DATE OF ITS ORIGINATION

Loan Number	Paid Thru Date	Loan Balance	Interest Due	Funding Date	No. Pmts	Rate	Original Balance	Loan Type	Monthly Payment

EAF054048	06/01/2008	583,312.95	0.00	08/31/2004	180	5.00	711,600.00	Regular	5,627.29

NOTE: This loan changes to Prime +2.00% in October 2008 (9% cap)
Matures on 10-1-2019

15

Schedule 3.1.7(f)

REQUIRED DISBURSEMENTS TO OBLIGORS

Loan #	Loan Amount	Amount Funded	Remaining Funding Obligation
EAF054597	180,000.00	150,000.00	30,000.00

16

Schedule 3.1.8

COLLATERAL FOR WHICH SELLER DOES NOT HAVE PERFECTED AND VALID FIRST LIEN AND FIRST PRIORITY SECURITY INTEREST

Loan #	Balance at 6.30.08	Comments
53996	46,718.65	Parri passu participation with Freshstart with Medallion Funding Corp in senior position
53997	46,658.46	Parri passu participation with Freshstart with Medallion Funding Corp in senior position
53948	46,207.44	Parri passu participation with Freshstart with Medallion Funding Corp in senior position
54027	47,557.54	Parri passu participation with Freshstart with Medallion Funding Corp in senior position
54065	9,703.93	Parri passu participation with Freshstart with Medallion Funding Corp in senior position
54086	9,810.17	Parri passu participation with Freshstart with Medallion Funding Corp in senior position

17

Exhibit A

FORM OF BILL OF SALE

This BILL OF SALE (the “Bill of Sale”) is made and given as of
_________, 2008 by Elk Associates Funding Corporation (“Seller”), a New York corporation licensed as a Small Business Investment Company by the United States Small Business Administration and a wholly owned subsidiary of Ameritrans Capital Corporation, a Delaware corporation (“Ameritrans”), to Medallion Bank, a Utah industrial bank (“Buyer”).

PRELIMINARY STATEMENTS

Ameritrans, Seller and Buyer have entered into a Loan Portfolio Sale and Purchase Agreement dated as of July 16, 2008 (the “Loan Portfolio Purchase Agreement”);

Section 2.4.1 of the Loan Portfolio Purchase Agreement contemplates the execution and delivery of this Bill of Sale; and

All capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Portfolio Purchase Agreement.

Accordingly, in consideration of the mutual covenants and agreements set forth in the Loan Portfolio Purchase Agreement and hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.

Seller does hereby sell, assign, transfer, convey and deliver to Buyer, and Buyer does hereby accept, all of Seller’s right, title and interest in and to the Acquired Loans listed on the Loan Schedule attached hereto as Annex A, together with all right, title and interest of Seller in and to the Loan Documents related to the Acquired Loans, in each case, free and clear of any prior Encumbrances.

2.

This Bill of Sale is intended only to effect the transfer of certain assets to be transferred pursuant to the Loan Portfolio Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Loan Portfolio Purchase Agreement.  Except as expressly set forth in the Loan Portfolio Purchase Agreement, the Loans and the Loan Documents related to the Acquired Loans are being sold without recourse, representation or warranty of any kind or any responsibility or liability whatsoever.  Notwithstanding any provision of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, waive, expand, enlarge or in any way affect the provisions of the Loan Portfolio Purchase Agreement or any of the obligations or rights and remedies of the parties under the Loan Portfolio Purchase Agreement.

3.

This Bill of Sale shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective successors and permitted assigns in accordance with Section 9.4 of the Loan Portfolio Purchase Agreement.

4.

This Bill of Sale shall be construed, and the rights and obligations of the parties under this Bill of Sale shall be determined, in accordance with the substantive laws of the State of New York applicable to contracts to be performed entirely within the State of New York as though this Bill of Sale were to be wholly performed within the State of New York and as though the parties hereto were domiciliaries of the State of New York.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized representative as of the day and year first above written.

ELK ASSOCIATES FUNDING CORPORATION

By:

Name:

Title:

Annex A to the Bill of Sale

MEDALLION LOAN SCHEDULE

Exhibit B

FORM OF PARTICIPATION EXHIBIT